UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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WESTWOOD ONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 2, 2011
Dear Stockholders:
Enclosed with this notice is a Proxy Statement and proxy card for the Annual Meeting of Stockholders of Westwood One, Inc. (the “Company”, “Westwood” or “we”) to be held on August 2, 2011 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which report contains consolidated financial statements and other information of interest with respect to the Company and its stockholders is also included with this mailing. Those of you who are receiving this document as part of the annual meeting package should note that the enclosed copy of our Form 10-K for the year ended December 31, 2010 is being provided as our most recent annual report. Due to the time between the filing of the 10-K and this proxy statement, the most current information about our directors and named executive officers is contained in this proxy statement.
The purpose of the Annual Meeting is for the holders of common stock to elect three Class III directors and to consider and act upon such other business as may properly come before the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 2, 2011. In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and annual report, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report are available on the Internet at http://www.edocumentview.com/WON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY. INSTRUCTIONS FOR STOCKHOLDERS OF RECORD WHO WISH TO VOTE USING A TOLL-FREE TELEPHONE NUMBER, THE INTERNET OR TRANSMITTAL OF A PROXY CARD BY MAIL ARE CONTAINED ON THE PROXY CARD. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER, FIDUCIARY OR CUSTODIAN, FOLLOW THE VOTING INSTRUCTIONS ON THE FORM YOU RECEIVE FROM YOUR RECORD HOLDER. THE AVAILABILITY OF INTERNET AND TELEPHONE PROXIES WILL DEPEND ON THEIR VOTING PROCEDURES.
We appreciate your continued support.
Sincerely,
WESTWOOD ONE, INC.

Mark Stone
Chairman of the Board
June 16, 2011

1166 Avenue of the Americas, 10th Floor
New York, NY 10036
Proxy Statement
GENERAL
This proxy statement (first mailed to stockholders on or about June 20, 2011) is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the “Company” or “Westwood”), for use at the Annual Meeting of Stockholders of the Company to be held on August 2, 2011 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including consolidated financial statements and other information, accompanies this proxy statement but does not form a part of the proxy soliciting material.
ABOUT THE MEETING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including the election of Class III directors and such other business as may properly come before the meeting. In addition, management will report on the performance of the Company during 2010 and respond to questions from stockholders.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on June 15, 2011, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were 22,594,472 shares of common stock of the Company outstanding, excluding treasury shares.
What are the voting rights of holders of the Company’s Common Stock?
Under the Company’s certificate of incorporation, each holder of outstanding common stock is entitled to cast one (1) vote for each share of common stock held by such holder. Our common stock is publicly traded. Holders of common stock will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the annual meeting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock will constitute a quorum, permitting the stockholders to take action on those matters.
Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.
How do I vote?
You are requested to vote by proxy in one of three ways:
•	By telephone — Use the toll-free telephone number shown on your proxy card;

•	By Internet — Visit the Internet website indicated on your proxy card and follow the on-screen instructions; or

•	By Mail — if you requested and received your proxy materials by mail, you can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope.
Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.
All shares entitled to vote and represented by a properly completed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver a completed proxy card in person. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.
How can I change my vote?
Even after you have signed and returned your proxy or submitted your proxy by telephone or via the Internet, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly submitted proxy (either in writing, by telephone or via the Internet) bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is a Broker Non-Vote?
If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal (such as the election of directors). This vote is called a “broker non-vote.” If you submit your proxy in writing, by telephone or via the Internet, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.
Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.
What are the Board of Director’s recommendations?
Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted in accordance with the recommendations of the Board of Directors (the “Board” or “Board of Directors”). The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the election of the nominated Class III directors.
Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their discretion.
What vote is required to approve each item?
The affirmative vote of a majority of the votes represented in person or by proxy at the meeting and entitled to be cast will be required to approve each such matter. A properly submitted proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly submitted proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the election of directors. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted and will not be counted . Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What is beneficial ownership?
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Information included herein for persons who beneficially own more than 5% of our common stock is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to the Company.

How much stock do the Company’s 5% stockholders own?
The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by our largest stockholders (those who own more than 5% of the outstanding class of shares). Except as otherwise indicated, the business address for each of the following persons is 1166 Avenue of the Americas, 10th Floor, New York, New York 10036. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the person. For purposes of calculating the percentage ownership of each large stockholder, the Company used ownership holdings as of June 15, 2011. On such date, there were 22,594,472 shares of common stock outstanding. The shares listed below reflect a 200 for 1 reverse stock split that occurred on August 3, 2009.
5% Holders

	Aggregate Number of Shares
	Beneficially Owned (1)
	Common Stock
Name of Beneficial Owner	Number	Percent
Gores Radio Holdings, LLC (2)	17,212,977	76.2%

(1)
The person in the table has sole voting and investment power with respects to all shares of stock indicated above, unless otherwise indicated. Tabular information listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such person with the SEC as well as other information made available to the Company.

(2)
Gores Radio Holdings, LLC (“Gores Radio”) is managed by The Gores Group, LLC. Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P. (collectively, the “Gores Funds”) are members of Gores Radio. Each of the members of Gores Radio has the right to receive dividends from, or proceeds from, the sale of investments by Gores Radio, including the shares of common stock, in accordance with their membership interests in Gores Radio. Gores Capital Advisors II, LLC (“Gores Advisors”) is the general partner of the Gores Funds. Alec E. Gores is the manager of The Gores Group, LLC. Each of the members of Gores Advisors (including The Gores Group, LLC and its members) has the right to receive dividends from, or proceeds from, the sale of investments by the Gores Entities, including the shares of common stock, in accordance with their membership interests in Gores Advisors. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Gores Radio by virtue of such status. Each of the foregoing entities and the partners, managers and members thereof disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any.

How much stock does the Company’s management, specifically named executive officers and directors, own?
The following table shows the amount of the common stock beneficially owned (unless otherwise indicated) by members of our management team, which include the current named executive officers named in the Summary Compensation Table, our directors, and our directors and executive officers as a group. For purposes of calculating the percentage ownership of each large stockholder, the Company used ownership holdings as of June 15, 2011. On such date, there were 22,594,472 shares of common stock outstanding. The shares listed below reflect a 200 for 1 reverse stock split that occurred on August 3, 2009. All numbers presented below include all shares which would be vested on, or exercisable by, a holder as of August 14, 2011, as beneficial ownership is deemed to include securities that a holder has the right to acquire within 60 days.
Named Executive Officers and Directors

	Aggregate Number of Shares
	Beneficially Owned (1)
	Common Stock
Name of Beneficial Owner	Number	Percent (1)
NAMED EXECUTIVE OFFICERS:
Roderick Sherwood (2)(3)	142,083	*
Steven Kalin (3)(5)	137,208	*
David Hillman (3)	51,634	*
Steve Chessare (3)	13,666	*

	Aggregate Number of Shares
	Beneficially Owned (1)
	Common Stock
Name of Beneficial Owner	Number	Percent (1)

DIRECTORS AND NOMINEES:
Gregory Bestick	—	*
Andrew P. Bronstein (2)	—	*
Jonathan I. Gimbel (2)	—	*
Scott Honour (2)	—	*
H. Melvin Ming (4)	3,504	*
Michael F. Nold (2)	—	*
Emanuel Nunez (4)	3,867	*
Joseph P. Page (2)	—	*
Mark Stone (2)	—	*
Ronald W. Wuensch (4)	2,500	*
All Current Directors and Executive Officers as a Group (15 persons)	364,460	1.6%

*	Represents less than 1% of our outstanding shares of common stock.

(1)
The numbers presented above do not include unvested and/or deferred restricted stock units (RSUs) which have no voting rights until shares are distributed in accordance with their terms. All dividend equivalents on vested RSUs and shares of restricted stock (both vested and unvested) are included in the numbers reported above. As described elsewhere in this proxy statement, a holder of restricted stock only (i.e., not RSUs) is entitled to vote the restricted shares once it has been awarded such shares. Accordingly, all restricted shares that have been awarded, whether or not vested, are reported in this table of beneficial ownership, even though a holder will not receive such shares until vesting. This is not the case with RSUs or stock options that are not deemed beneficially owned until 60 days prior to vesting.

(2)
Each of Messrs. Bronstein, Gimbel, Honour, Nold, Page, Sherwood and Stone disclaims beneficial ownership of securities of the Company owned by Gores Radio, except to the extent of any pecuniary interest therein.

(3)
In the case of Mr. Sherwood includes 6,250 shares of common stock and 135,833 vested and unexercised options granted under the 1999 Stock Incentive Plan (the “1999 Plan”) and 2010 Equity Compensation Plan, which was an amendment and restatement of the 2005 Equity Compensation Plan (and thus renamed the “2010 Plan”). In the case of Mr. Kalin includes 1,250 shares of common stock and 135,958 vested and unexercised options granted under the 1999 Plan and 2010 Plan. In the case of Mr. Hillman, includes 242 shares of common stock and 51,392 vested and unexercised options granted under the 1999 Plan, 2005 Equity Compensation Plan (the “2005 Plan”) and 2010 Plan. In the case of Mr. Chessare includes 13,666 vested and unexercised options granted under the 1999 Plan and 2010 Plan.

(4)	Represents vested RSUs granted under the 2005 Plan and 2010 Plan. Does not include deferred RSUs which have no voting rights until shares are distributed in accordance with their terms.

(5)	Mr. Kalin terminated his employment for “good reason” effective May 27, 2011.
How is the Board structured and what are the terms for each class of directors?
The Board is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered. The Board currently is comprised of eleven individuals and we have one vacancy. Typically, one class of directors is elected at each annual meeting. The Class III directors are nominated this year for a three-year term, as is customary.
Are there any contractual rights pursuant to which directors are nominated or elected?
The Company is a party to an Investor Rights Agreement, pursuant to which its former lenders under the Securities Purchase Agreement entered into on April 23, 2009 (excluding Gores Radio) have the right to nominate one independent director to the Board. The Investor Rights Agreement provides that as long as such parties (referred to in the Investor Rights Agreement as the “Original Investor Stockholders”) own at least 60% of the common stock acquired by them on April 23, 2009, the holders of a majority of the outstanding shares of common stock held by the Original Investor Stockholders have the right to nominate a member to the Board (referred to herein as the Lender designee), and Gores Radio will vote for such director provided such director is reasonably acceptable to Gores Radio. Gores Radio owns 76.4% of our common stock. The Lender designee, Mr. Wuensch, is a Class II director.

How many Board members are independent under the listing standards of the NASDAQ Stock Market?
From March 16, 2009, when the Company was delisted from the NYSE, to November 20, 2009, when the Company was listed on the NASDAQ Stock Market, the Company was not subject to the listing requirements of any national securities exchange or national securities association. Effective November 20, 2009, the Company became subject to NASDAQ rules and regulations except where it relies on the “controlled company” exemption to the board of directors and committee composition requirements under the rules of the NASDAQ Global Market.
As a result of the exemption, the Company is not required to have a Nominating and Governance Committee, or have its Board comprised of a majority of “independent” directors and has the flexibility to include non-independent directors on its Compensation Committee. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the NASDAQ Global Market rules which require that its audit committee be composed of at least three independent directors. As a matter of practice, the Board undertakes an annual review of director independence. During this review, the Board considers all transactions and relationships between each director or any member of his immediate family and the Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions are considered “material relationships” that would be inconsistent with a determination that a director is independent. The Board has not adopted any “categorical standards” for assessing independence, preferring instead to consider and disclose existing relationships with the non-management directors and the Company. The Board observes all criteria for independence established by NASDAQ and other governing laws and regulations.
As a result of this review, the Board affirmatively determined that three directors are “independent” under the listing standards of NASDAQ. The independent directors are Messrs. Ming, Nunez and Wuensch. In making such determination of these directors’ “independence”, the Board used the NASDAQ standard of “independence”.
How does the Board select nominees for the Board?
Effective April 23, 2009, the Company no longer has a Nominating and Governance Committee. On April 23, 2009, the Board adopted and approved the Amended and Restated By-Laws (the “Amended and Restated By-Laws”). Section 2.16 of the Amended and Restated By-Laws added advance notice provisions relating to stockholder proposals to nominate directors for election at stockholder meetings. The following summary of such process is qualified in its entirety by reference to the copy of the Amended and Restated By-Laws attached as Exhibit 3.1 to the Company’s Current Report on 8-K filed with the SEC on April 27, 2009.
Nominations of persons for election to the Board may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (1) by or at the direction of the Board (or any duly authorized committee thereof) or (2) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.16 of the Amended and Restated By-Laws and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in Section 2.16 of the Amended and Restated By-Laws.
For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company as follows: (1) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (2) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any existing time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director: (1) the name, age, business address and residence address of the person, (2) the principal occupation and employment of the person, (3) the class, series and number of all shares of stock of the Company which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving the notice: (1) the name and record address of such stockholder, (2) (A) the class, series and number of all shares of stock of the Company which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such stockholder or any of its affiliates or associates with respect to stock of the Company and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associates with respect to stock of the Company, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
Nominations to the Board are typically reviewed by directors Stone and Honour, in consultation with Mr. Sherwood. Nominees are then interviewed by several Board members before their presentation to the Board and/or our stockholders.
How does the Board consider diversity in its selection of directors to serve on the Board?
As disclosed in more detail in this proxy statement, effective April 23, 2009, we do not have a Nominating and Governance Committee and of the ten directors on the Board, six are employed by The Gores Group, LLC or its affiliate, Glendon Partners, and one is a designee of the Original Investor Stockholders. The Board does not have a formal written policy regarding diversity but both it and Gores Radio, when reviewing candidates, consider the diversity as well as breadth and wealth of a director’s professional experience and how such might compliment the experience currently represented on the Board. In particular, we place a significant emphasis on identifying directors who have operational, financial and strategic/M&A experience. Other factors considered in evaluating a director’s qualifications include educational/technical skills (MBA/CPA); exposure with turnaround situations; leadership roles (CEO, CFO, COO, CAO, CTO) and relationships in the media and entertainment industry. All directors must have a high ethical character and solid professional reputation; possess sound business judgment and be willing to be engaged in the business of the Board. Nominations may be made by any director or stockholder of the Company as described above under “How does the Board select nominees for the Board?”

Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?
The directors of the Company are listed below. The Company’s Board is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered and expire as indicated below. Each director’s class, the committees on which he serves, his age as of June 30, 2011 and the year he became a director of the Company is indicated below.

					Committee Assignments
Name		Director		Term	Audit	Compensation
(I = Independent)	Age	Since	Class	Expires	Committee	Committee
Gregory Bestick	59	2010	I	2013
Andrew P. Bronstein	52	2009	I	2013
Jonathan I. Gimbel	32	2009	II	2012
Scott M. Honour	44	2008	II	2012
H. Melvin Ming (I)	66	2006	III	2011	**	*
Michael F. Nold	40	2009	I	2013		**
Emanuel Nunez (I)	52	2008	III	2011	*	*
Joseph P. Page	57	2009	III	2011
Mark Stone	47	2008	I	2013		*
Ronald W. Wuensch (I)	69	2009	II	2012	*

*	Member

**	Chair

(I)	- Independent
The principal occupations and professional backgrounds of the ten directors are as follows:
Mr. Bestick — has been a director of the Company since October 1, 2010. Mr. Bestick is currently the Chief Operating Officer of the Paradigm Talent Agency. In 2003, Mr. Bestick founded Ogden Park Ventures, a technology investment and consulting firm that has worked in Europe, Asia and the U.S. with the toy maker Mattel, Inc. and various private equity firms. Mr. Bestick previously served as CEO of Broderbund Software, an early innovator in children’s educational software (2001-2003), as President of The Learning Company, a market-leading consumer software company (1999-2001), and as CEO of Creative Wonders, a joint venture between video game maker Electronic Arts and the Walt Disney Corporation (1995-1999). Mr. Bestick is also Chairman of eLanguage, LLC, a worldwide publisher of language learning software, and a member of the Board of Directors of the Help Kenya Project, a not-for-profit educational foundation.
Mr. Bronstein — has been a director of the Company since April 23, 2009. Mr. Bronstein is a Managing Director of Gores Operations Group, the operations affiliate of The Gores Group, LLC (“Gores”), which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Bronstein is responsible for portfolio company financial oversight and controls and financial due diligence activities for Gores. In addition to serving as a Director of the Company, Mr. Bronstein is a Director of Diagnostic Health Corp. and a member of the Operations Committee of Alliance Enterprises Corporation, all Gores portfolio companies. Before joining Gores Operations Group in 2008, Mr. Bronstein was President of APB Consulting LLC, a consulting firm that solved complex financial and accounting issues and led acquisition due diligence for public and private companies. From 1992 to 2006, Mr. Bronstein was Corporate Controller and Principal Accounting Officer (and Vice President commencing in 1994) of SunGard Data Systems Inc., a Fortune 500 software and services company. Before 1992, Mr. Bronstein worked for Coopers & Lybrand, a predecessor of PricewaterhouseCoopers, as a senior manager and director of its technology practice in Philadelphia, PA. Mr. Bronstein graduated with distinction from Northeastern University with a B.S. in Accounting and a concentration in Finance. He is a Certified Public Accountant.
Mr. Gimbel — has been a director of the Company since April 23, 2009. Mr. Gimbel is currently a Principal at Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Gimbel is responsible for the negotiation and execution of certain Gores acquisitions, divestitures and financing activities in addition to originating new investment opportunities. Prior to joining Gores in 2003, Mr. Gimbel was an analyst at Credit Suisse First Boston, where he focused primarily on mergers and acquisitions and leveraged finance transactions in the Media and Telecommunications group. Mr. Gimbel graduated with honors from the University of Texas with a Bachelor of Business Administration in Finance and Accounting and holds an M.B.A. from the Harvard Business School.

Mr. Honour — has been a director of the Company since June 19, 2008. Mr. Honour joined Gores in 2002 and is currently Senior Managing Director of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Honour is responsible for originating and structuring transactions and pursuing strategic initiatives at Gores. From 2001 to 2002, Mr. Honour served as a Managing Director at UBS Warburg, where he was responsible for relationships with technology-focused financial sponsors, including Gores, and created the firm’s Transaction Development Group, which brought transaction ideas to financial sponsors, including Gores. Prior to joining UBS Warburg, Mr. Honour was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Honour earned his B.S. in Business Administration and B.A. in Economics, cum laude, from Pepperdine University, and his M.B.A. from the Wharton School of the University of Pennsylvania with an emphasis in finance and marketing. Mr. Honour is also a director of various Gores portfolio companies.
Mr. Ming — has been a director of the Company since July 7, 2006. Since October 2002, Mr. Ming has been the Chief Operating Officer of Sesame Workshop, the producers of Sesame Street and other children’s educational media. Mr. Ming joined Sesame Workshop in 1999 as the Chief Financial Officer. Prior to joining Sesame Workshop, Mr. Ming was the Chief Financial Officer of the Museum of Television and Radio in New York from 1997 to 1999; Chief Operating Officer at WQED in Pittsburgh from 1994-1996; and Chief Financial Officer and Chief Administrative Officer at Thirteen/WNET New York from 1984 to 1994. Mr. Ming is a Certified Public Accountant and graduated from Temple University in Philadelphia, PA.
Mr. Nold — has been a director of the Company since April 23, 2009. Mr. Nold is currently a Managing Director of Glendon Partners, the operations affiliate of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Nold is responsible for oversight of select Gores portfolio companies and operational due diligence efforts. Before joining Glendon Partners in 2008, from 2004 to 2008, Mr. Nold was an executive at Hewlett-Packard. Mr. Nold served as VP of Strategy & Corporate Development at Hewlett-Packard, where he focused on the global Services and Technology Solutions divisions, and also co-led Hewlett-Packard’s Corporate Strategy group, responsible for prioritizing and driving key transformational initiatives across Hewlett-Packard. Previously, Mr. Nold held leadership positions, in strategy and marketing, at United Technologies and Avanex Corporation from 2001 to 2004. Prior to that, Mr. Nold served as a management consultant with Bain & Company. Mr. Nold earned a B.S.E. in Industrial & Operations Engineering from the University of Michigan and an M.B.A. in Finance and Marketing from The Wharton School.
Mr. Nunez — has been a director of the Company since June 19, 2008. Mr. Nunez is an agent in the Motion Picture department of Creative Artists Agency (CAA), an entertainment and sports agency based in Los Angeles with offices in New York, London, Nashville, and Beijing. Mr. Nunez is involved in the representation of actors, directors, production companies and film financiers, focusing on exploring financial opportunities for the agency’s clients in emerging global markets. Mr. Nunez also participates in transactions ranging from traditional talent employment and production arrangements, to the territorial sales of motion picture distribution rights worldwide, as well as the structuring of many international co-productions. Mr. Nunez joined CAA in 1991. He was previously at ICM, and prior to this was an attorney for an entertainment law firm in Los Angeles. Since 2003, Mr. Nunez has served as a commissioner for the Latin Media & Entertainment Commission, an organization that advises the Mayor of New York City on business development and retention strategies for the Latin media and entertainment industry. Since 2007, he has served on our Board and also serves on our Audit Committee and Compensation Committee. Born in Cuba, Mr. Nunez resides in Los Angeles.
Mr. Page — has been a director of the Company since December 9, 2009. Mr. Page is Chief Operating Officer of Gores, where he also serves as a member of the Gores’ investment committee and oversees Gores’ financial and administrative functions. Prior to joining Gores in 2004, Mr. Page was senior Principal and Chief Operating Officer for Shelter Capital Partners, a southern California-based private investment fund, from 2000 to 2004. Prior to that, he held various senior executive positions with several private and public companies controlled by MacAndrews & Forbes (“M&F”). While at M&F, he was Vice Chairman of Panavision, CFO of The Coleman Company and CFO of New World Communications. Prior to M&F, Mr. Page was a Partner at Price Waterhouse. Mr. Page earned a B.S. in Accounting and an M.B.A. from Loyola Marymount University of Los Angeles.

Mr. Stone — has been a director of the Company since June 19, 2008 and served as Vice-Chairman of the Board from his election until August 30, 2010 at which time he was elected to the position of Chairman of the Board. Mr. Stone is currently President, Gores Operations Group, and Senior Managing Director of Gores, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the manager of Gores Radio Holdings, LLC. Mr. Stone has responsibility for Gores’ worldwide operations group, oversight of all Gores portfolio companies and operational due diligence efforts. Mr. Stone joined Gores in 2005 from Sentient Jet, a provider of private jet membership, where he served as Chief Executive Officer from 2002 to 2004. Prior to Sentient Jet, Mr. Stone served as Chief Executive Officer of Narus, a global telecommunication software company, as Chief Executive Officer of Sentex Systems, an international security and access control manufacturing company. Mr. Stone holds an M.B.A. in Finance from The Wharton School and a B.S. in Finance from the University of Maine. Mr. Stone is also a director of various Gores portfolio companies.
Mr. Wuensch — has been a director of the Company since July 6, 2009. In 1992, Mr. Wuensch founded Wuensch Consulting, which specializes in providing private consulting services to boards of directors and chief executive officers regarding specific issues on economic value and business design. From 1988 to 1992, Mr. Wuensch served as Group Executive for a $50 billion financial services holding company and prior thereto was Senior Vice President for a multi-bank holding company, President of a bank holding company, and a consulting partner with Arthur Young and with KPMG. In addition, Mr. Wuensch has extensive experience as a board member of several public and private companies. From 2008 to 2010, he served as an Executive Professor at the University of Houston’s Bauer College of Business, Wolff Center for Entrepreneurship. Mr. Wuensch is a graduate of Baylor University and a Certified Public Accountant licensed in Texas.
Qualifications of Directors
Gores Designees. Of the 10 directors that serve on our Board, six were designated by Gores, another, Mr. Nunez, was nominated by Gores to serve as an independent director and Mr. Bestick was nominated by Gores to serve as a director. The Gores directors include two directors, Messrs. Honour and Gimbel, who focus primarily on M&A opportunities, and four directors, Messrs. Bronstein, Nold, Page and Stone, who focus primarily on operational matters (e.g., efficiencies in the businesses, growth opportunities, new projects, accounting/financial matters). Gores selected the following individuals to serve as directors in consideration of the following qualifications and skills. Gores had the right to designate three directors to the Board beginning in June 2008 when it purchased $75.0 million of our preferred stock. Gores Radio took control of the Company in connection with the refinancing of substantially all of our outstanding long-term indebtedness and recapitalization of our equity which transaction closed on April 23, 2009 (the “Refinancing”).
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Mr. Bronstein’s extensive experience in dealing with complex financial and accounting matters, including as a consultant and corporate controller and principal accounting officer of a Fortune 500 software and services company, provides the Board with a critical resource on various operational and financial matters. Until our listing on NASDAQ which required that all members of the Audit Committee be independent, Mr. Bronstein served on our Audit Committee, which during 2009 dealt with several new accounting issues in connection with the Refinancing.

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Mr. Gimbel, who works on exploring and negotiating M&A opportunities, has worked as a key member of the Gores M&A team, including with Mr. Honour, for approximately eight years. Mr. Gimbel’s tenure as an M&A analyst in the Media and Telecommunications Group of a major investment bank brings an added dimension of M&A experience to the Board.

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Mr. Honour is responsible for structuring and pursuing strategic alternatives on behalf of Gores and was designated to the Board to identify potential M&A transactions on our behalf. Mr. Honour has been an investment banker for 20 years and has spent his professional career identifying, negotiating and closing M&A and financial transactions.

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Mr. Nold. Mr. Nold has extensive operational experience, with a particular focus on strategy and related transformational initiatives. Mr. Nold was designated to the Board for his ability to conduct extensive diligence on a company’s operations and pinpoint areas for improvement, on a timely and cost-effective basis. Beyond supporting our overall operational improvement, in 2008 and 2009, Mr. Nold was deeply engaged in transforming the capabilities and performance of the Network business.

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Mr. Page brings to the Board significant financial, managerial and operational knowledge. In addition to having held several CFO and COO positions and being a Partner at Price Waterhouse, Mr. Page currently oversees operational and financial functions for all of Gores and has extensive media and financial experience.

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Mr. Stone, who leads Gores’ Operations group and is responsible for its worldwide operations group, was designated by Gores to serve on our Board primarily as a result of his extensive operational expertise. Mr. Stone’s educational background in math and computer science and his experience as Chief Executive Officer for three companies makes him a crucial adviser to both our management and the Board when key decisions, such as operational improvements, revenue growth initiatives or potential M&A activity are being considered and made by the Board.

Non-Gores Directors. Of the remaining four directors, Messrs. Bestick and Nunez were nominated by Gores; Mr. Wuensch was nominated by the Original Investor Stockholders (pursuant to the Investor Rights Agreement which is described above under “Are there any contractual rights pursuant to which directors are nominated or elected?”); and Mr. Ming is an independent director who has served on the Board since 2006.
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Mr. Bestick has a long history of working in the media industry, particularly related to technology and software. Mr. Bestick was appointed to the Board to assist us as we broaden our media platform, including in the digital space. As a chief executive of numerous companies, Mr. Bestick brings leadership and initiative to the Board. We are also able to leverage Mr. Bestick’s media contacts and relationships.

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Mr. Ming was nominated by the then Nominating and Governance Committee in 2006 and became a director of the Company in July 2006 during a period when we were seeking additional financial expertise (the Chair of our Audit Committee resigned in April 2006). Mr. Ming’s extensive roles as CFO, COO or CAO in different organizations were ideal complements to the Board. Mr. Ming has served on the Audit and Compensation Committees for nearly five years.

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Mr. Nunez was nominated by Gores because of his contacts and experience in the entertainment industry, an industry in which he has operated for over 25 years, both as an attorney and as a talent agent. His experience in helping to structure employment and production arrangements was a key consideration in his nomination and election to our Board, particularly as we continue to explore and develop new programming.

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Mr. Wuensch was nominated by the Original Investor Stockholders principally for his corporate governance experience and his service to various companies, including during times of financial transition and/or restructuring. Mr. Wuensch has been an executive, director and consultant (the latter for the last 19 years) to numerous companies over the last 40 years.

What is the Board’s role in managing risk across the Company?
The Board relies on the following enterprise-wide process to assess and manage the various risks facing the business and to ensure that such risks are monitored and addressed and do not compromise our ability to meet our business plan and strategic objectives. On an annual basis, our President and CFO, Principal Accounting Officer and certain business heads meet to assess internal and external factors that could present a risk to our business plan. Once such assessment has been made, such officers produce a risk assessment report and review the risks with the Audit Committee. While the Audit Committee, which has been delegated the responsibility of reviewing our annual risk assessment by the Board, takes the lead risk oversight role and oversees risk management which includes monitoring and controlling our financial risks as well as financial accounting and reporting risks, our management is responsible for the day-to-day risk management process. As part of this risk assessment process, the Principal Accounting Officer works closely with members of the Audit Committee to ensure such risks are communicated in sufficient detail and to set forth a follow up process for managing and remediating any risk. Once this process has been completed, the Audit Committee and members of our finance department provide an update to the Board on the risk assessment process. To the extent any identified risks deal with compensation, our Compensation Committee also becomes involved in assessing and managing such risks.

Who serves as the Company’s Board Chairman and President and what is the Board’s view on combining those positions?
From 1976 until his retirement on August 30, 2010, Mr. Pattiz, who founded the Company, served as Chairman of the Board. Mr. Pattiz’s long-standing ties to us and his stature in the radio industry are highly beneficial to our employees and stockholders. Accordingly, upon his retirement, Mr. Pattiz became Chairman Emeritus and still provides consulting services to us, including as a member of the Office of the Chairman which includes Messrs. Pattiz, Sherwood and Stone. Mr. Stone, Vice-Chairman of Gores, currently serves as the Chairman of the Board. While there are no prohibitions in our governing documents or policies regarding the CEO/President acting as Chairman of the Board, except for a brief period of time early in our corporate history when Mr. Pattiz served as Board Chairman and President, the roles of CEO and Board Chairman have remained separate. The Board and management believe the separation allows each party to continue its focus on its principal role, that is, overseeing the day-to-day management of the Company in the case of the President and presiding over meetings of the Board and stockholders, in the case of the Chairman.
What committees has the Board established and what are the roles of the Committees?
The Board has an Audit Committee and Compensation Committee. In connection with the Company’s Refinancing and which resulted in Gores Radio taking control of the Company, the Board adopted amended and restated written charters for each of the Audit Committee and Compensation Committee and eliminated the Nominating and Governance Committee. The full text of each committee charter is available on the Company’s website at www.westwoodone.com and is available in print free of charge to any stockholder upon request. Under their respective charters, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.
The Audit Committee
The current members of the Audit Committee are Messrs. Ming, Nunez and Wuensch. Pursuant to SOX and the NASDAQ standards described above, the Board has determined that Messrs. Ming, Nunez and Wuensch meet the requirements of independence proscribed thereunder. In addition, the Board has determined that each of Messrs. Ming and Wuensch is an “audit committee financial expert” pursuant to SOX. For further information concerning each of Mr. Ming’s and Mr. Wuensch’s qualifications as an “audit committee financial expert,” see “Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?” above.
The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing with the independent registered public accounting firm the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures. The Audit Committee meets separately with senior management of the Company, the Company’s General Counsel, the Company’s internal auditor and its independent registered public accounting firm on a regular basis. For additional information on the Audit Committee’s role and its oversight of the independent registered public accounting firm during 2010, see “Report of the Audit Committee.” There were 14 meetings of the Audit Committee in 2010.
The Compensation Committee
The current members of the Compensation Committee are Messrs. Ming, Nold, Nunez and Stone. The Compensation Committee has formed a subcommittee, consisting solely of the two independent directors, Mr. Ming and Mr. Nunez, for the purpose of making equity grants to the Company’s key employees, including its named executive officers.

The Compensation Committee has the following responsibilities pursuant to its charter (a copy of which is available on the Company’s website at www.westwoodone.com), which was amended on April 23, 2009:
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Develop (with input from the CEO/President) and recommend to the Board for approval compensation to be provided to officers holding the title of Executive Vice President and above (“senior executive officers”);

•	Review and approve corporate goals and objectives relative to the compensation of senior executive officers;
•	Review the results of and procedures for the evaluation of the performance of other executive officers by the CEO/President;
•	At the direction of the Board, establish compensation for the Company’s non-employee directors;
•	Recommend to the Board for approval all qualified and non-qualified employee incentive compensation and equity ownership plan and all other material employee benefit plans;
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Act on behalf of the Board in overseeing the administration of all qualified and non-qualified employee incentive compensation, equity ownership and other benefit plans, in a manner consistent with the terms of any such plans;

•	Approve investment policies for the Company’s qualified and nonqualified pension plans (and, as appropriate, compensation deferral arrangements) and review actuarial information concerning such plans;
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In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, unless otherwise determined by the Committee;

•	Prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable laws and regulations; and
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Perform any other duties or responsibilities consistent with its Charter and the Company’s certificate of incorporation, by-laws and applicable laws, regulations and rules as the Board may deem necessary, advisable or appropriate for the Committee to perform.

In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate. There were four meetings of the Compensation Committee in 2010.
The Board may from time to time, establish or maintain additional committees as necessary or appropriate.
How often did the Board meet during 2010?
The Board met five times during 2010. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served, with the exception of Mr. Nunez who attended 61% of the meetings. The Board also meets in non-management executive sessions, but at this time does not have a presiding (lead) director for the non-management executive sessions. In connection with the Refinancing, certain directors resigned from the Board, including the Board’s lead independent director. Given that Gores Radio and the Original Investor Stockholders collectively own approximately 97% of the Company’s equity, the Board does not believe a new lead independent director is necessary at this time. All directors are expected to attend the Company’s Annual Meeting of Stockholders, and 9 of the 10 then-current directors were present at the Annual Meeting of Stockholders held on July 30, 2010 (the last annual meeting held). The Company does not have a written policy with regard to attendance of directors at the Annual Meeting of Stockholders.

Does the Company have a Code of Ethics?
The Company has a written policy entitled “Code of Ethics” that is applicable to all employees, officers and directors of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, which was amended and restated on April 23, 2009. The Code of Ethics is available on the Company’s website (www.westwoodone.com) and is available in print at no cost to any stockholder upon request by contacting the Company at (212) 641-2000 or sending a letter to 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Secretary.
How can stockholders and/or other interested parties communicate with directors, as a group or individually?
The Board has established a process for stockholders and/or other interested parties to communicate with Board members by email or regular mail. Stockholders and/or other interested parties may contact any of the directors, as a group (e.g., particular Board committee or non-management directors only) or individually (e.g., the presiding director of the non-management directors only), by regular mail by sending correspondence to Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036. Any envelope mailed to the Company should include a clear and prominent notation stating to whom the letter enclosed in the envelope is to be forwarded (i.e., non-management directors, as a group or individually, or to the directors, as a group or individually or to the presiding director of the non-management directors). Stockholders and/or other interested parties may also contact directors and non-management directors by sending an e-mail to dir@westwoodone.com, or to nonmanagdir@westwoodone.com, respectively. All correspondence is reviewed by the Office of the General Counsel prior to its being distributed to the parties indicated on such correspondence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
What is the Company’s policy and/or procedure for the review, approval or ratification of related party transactions?
While we do not have a comprehensive written policy outlining such, it is our practice to review all transactions with our related parties (referred to herein as “related party transactions”) as they arise. Related parties are identified by the finance, accounts payable and legal departments, who, among other things, review questionnaires submitted to our directors and officers on an annual basis, monitor Schedule 13Ds and 13Gs filed with the SEC, review employee certifications regarding code of ethics and business conduct which are updated annually, and review on a quarterly basis, related party listings generated by the legal and finance departments, which listing includes affiliates of Gores that Gores provides to us. Any related party transaction is reviewed by either the Office of the General Counsel or Chief Financial Officer, who examines, among other things, the approximate dollar value of the transaction and the material facts surrounding the related party’s interest in, or relationship to, the related party transaction. With respect to related party transactions that involve an independent director, such parties also consider whether such transaction affects the “independence” of such director pursuant to applicable rules and regulations. Customarily, the Chief Financial Officer must approve any related party transaction, however, if after consultation, the General Counsel and Chief Financial Officer determine a related party transaction is significant, the transaction is then referred to the Board for its review and approval. We do not anticipate that consulting services provided in the ordinary course by Glendon Partners (“Glendon”) will be reviewed by the Board on a prospective basis; however, the debt agreements described above which permit payments to Glendon were part of the Refinancing documents approved by both the Independent Committee of the Board, comprised only of non-Gores directors, and the entire Board.
Did the Company participate in any related party transactions in 2009, 2010 or 2011 (to date), or does the Company contemplate being a participant in any related party transaction in the remainder of 2011?
Except for the transactions with Gores (including with respect to the Refinancing), Glendon, CBS Radio and Norm Pattiz (who was a related party in 2010 but is no longer a related party) described below, we are not aware of any transaction entered into in 2009 and 2010, or any transaction currently proposed, in which a related person has, or will have, a direct or indirect material interest.
Gores
Refinancing Documents
As part of the Refinancing that closed on April 23, 2009, a detailed summary of which is contained in two Form 8-Ks filed with the SEC on April 27, 2009, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with holders of the Company’s then outstanding notes (“Old Notes”) and certain lenders (collectively, the “Debt Holders”) under the Company’s then outstanding credit facility (referred to as the “old Credit Agreement”), pursuant to which the Debt Holders received new Senior Notes, Series B Preferred Stock and cash in exchange for a release of claims (described below). Pursuant to the terms of a Purchase Agreement between the Company and Gores Radio, Gores Radio purchased 25,000 shares of Series B Preferred Stock for $25.0 million and purchased at a discount approximately $22.6 million principal amount of the Company’s then existing debt held by Debt Holders who did not wish to participate in the Senior Notes as set forth in the aforementioned Securities Purchase Agreement (the “Cash Out”).
Additionally, in connection with the Refinancing, the Company and the holders of the Old Notes and loans under the old Credit Agreement (including Gores Radio with respect to debt purchased by Gores Radio in the Cash Out) entered into a Master Mutual Release, pursuant to which the Company, its subsidiaries, the holders of the Old Notes and the lenders under the old Credit Agreement released all of their respective claims for indemnity, reimbursement, expense and payment of the obligations in respect of the Old Notes and the old Credit Agreement, except to the extent such obligations were continued under the Senior Notes. The Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Gores Radio and the other holders of the Senior Notes (the “Original Investor Stockholders”) which gives the Original Investor Stockholders the right to nominate a Board director and grants them certain pre-emptive rights, tag-along rights, drag-along rights and piggyback registration rights. Additionally, the Company and Gores amended the Gores Registration Rights Agreement to, among other things, make the piggyback registration rights granted to the Original Investor Stockholders under the Investor Rights Agreement consistent with those contained in the Gores Registration Rights Agreement.

Gores Guarantees
We are a party to a Senior Credit Facility with Wells Fargo Foothill, LLC (now Wells Fargo Capital Finance, LLC, “Wells Fargo”) as the arranger, administrative agent and initial lender, under which we have access to a $20.0 million revolving credit facility (which includes a $2.0 million letter of credit sub-facility) on a senior unsecured basis and a $20.0 million unsecured non-amortizing term loan. As of March 31, 2011, we have borrowed $15.0 million under the revolving credit facility. Loans under the Senior Credit Facility will mature on July 15, 2012. Gores has guaranteed all indebtedness under the Senior Credit Facility. As part of the March 2010 amendments to the Securities Purchase Agreement and Senior Credit Facility, Gores guaranteed up to a $10.0 million pay down of the Senior Notes if the tax refund we anticipated receiving in 2010 was not received on or prior to August 16, 2010. Such tax refund was received prior to such date, the $10.0 million pay down did occur and accordingly this Gores guarantee was terminated. In 2010, Gores also guaranteed payments due to the NFL in an amount of up to $10.0 million for the license and broadcast rights to certain NFL games and NFL-related programming. Such guarantee was terminated at the conclusion of such agreement. There is no Gores guarantee provided for in our NFL agreement for the 2011-2012 season. Additionally, as part of the Stock Purchase Agreement by and between the Company and Clear Channel Acquisition LLC dated as of April 29, 2011, Gores guaranteed up to $5.0 million of Company obligations to the extent such arise under Article 8 of such Stock Purchase Agreement (the “Gores Guaranty”).
In 2010, we received an invoice from and reimbursed Gores for approximately $250,000 in fees incurred by them in connection with two irrevocable standby letters of credit which equal $20.0 million in the aggregate in connection with Gores’ guarantee of the $20.0 million revolving credit facility.
Purchase Agreement
As part of the August 2010 amendments to the Securities Purchase Agreement and Senior Credit Facility, Gores agreed to purchase $15.0 million of our common stock in two tranches at such prices set forth in the amendments. The first purchase of 769,231 shares of common stock for an aggregate purchase price of approximately $5.0 million was made on September 7, 2010. The second purchase of 1,186,240 shares of common stock for an aggregate purchase price of approximately $10.0 million was made on February 28, 2011.
Glendon Partners, Inc.
For consulting services rendered in calendar years 2009 and 2010 by Glendon, an operating group associated with Gores Radio, our principal stockholder, we paid Glendon $1.55 million and $1.0 million, respectively. Pursuant to the terms of the Refinancing, the Company, paid on Gores’ behalf, the fees of Gores’ advisers (including legal counsel and financial advisers but excluding Glendon), which fees totaled approximately $2.8 million (approximately $200,000 of which was paid in late 2008). The fees to Glendon consist of payment for services rendered by various members of Glendon, including directors Andrew Bronstein and Michael Nold, who provided professional services to us in the areas of operational improvement, tax, finance, accounting, legal and insurance/risk management. Glendon consists of experienced professionals who provide consulting services to Gores’ portfolio companies, including to us. The fee for such services was based on Glendon’s hourly billing rates. Payments made to Glendon for consulting services are permitted under our credit arrangements with the holders of the Senior Notes and Wells Fargo provided such payments do not exceed $1.0 million in a calendar year for services provided in such year.

CBS Radio
A number of CBS Radio’s radio stations are affiliated with our radio networks and we purchase programming rights from CBS Radio and its affiliates. The Company previously considered CBS Radio to be one of its corporate affiliates because, prior to the Refinancing that closed on April 23, 2009, CBS Radio owned approximately 16 million shares of the Company’s common stock (not giving effect to the 200 for 1 reverse stock split that occurred on August 3, 2009), which then amounted to approximately 16% of its outstanding equity on an as-converted basis. Prior to the termination of the Management Agreement on March 3, 2008, CBS Radio had two directors on the Company’s Board and provided a CEO and CFO to the Company. CBS Radio ceased to be a related party on August 3, 2009. From January 1, 2009 to August 3, 2009, the Company incurred expenses aggregating approximately $42.5 million in connection with transactions with CBS Radio and its affiliates, including affiliation agreements and the purchase of programming rights from CBS Radio and its affiliates. The Company and CBS Radio are parties to registration rights agreement which provides registration rights to the 80,000 shares of common stock held by CBS Radio and its affiliates. Based on information known to us, during such time in 2009 when CBS Radio was an affiliate of the Company, CBS Radio paid approximately $148,000 in aggregate costs related to the termination of the services of the Company’s former CFO, Andrew Zaref.
Norman J. Pattiz
On August 27, 2010, Courtside LLC (“Courtside”) entered into a one-year consulting agreement with us for the services of Norman Pattiz, our Chairman Emeritus. Mr. Pattiz founded the Company and served as the Chairman of the Board and as a director from our founding in 1974 until his resignation on August 31, 2010. Under the terms of the one-year consulting agreement, Courtside provides Mr. Pattiz’s consulting services to us for an annual fee of $340,000 (payable in monthly installments). The term of the agreement may be renewed for an additional year upon the mutual agreement of the parties. The consulting agreement is terminable by either party upon thirty (30) days’ notice. As part of the agreement, we continue to provide to Mr. Pattiz, his office accommodations and an assistant in our Culver City office, reimbursement for reasonable and customary business expenses and the direct payment of the cost of continued group health benefits pursuant to COBRA. If either: (1) the consulting agreement terminates on August 31, 2011 and we decide not to renew the consulting agreement or (2) if we decide to terminate the consulting agreement prior to August 31, 2011, the consulting agreement will terminate, however, in such event, we will continue to engage Mr. Pattiz as a consultant through February 28, 2013, or such earlier time as Mr. Pattiz voluntarily terminates his services (such period is referred to as the Continued Engagement Period). During the Continued Engagement Period, we need not pay compensation or benefits to Mr. Pattiz, however, any outstanding stock options previously issued to Mr. Pattiz will continue to vest, subject to the terms of the stock option agreements and our equity compensation plans (i.e., 1999 Plan, 2005 Plan, 2010 Plan, as applicable). Prior to his resignation, Mr. Pattiz had an employment agreement with the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and more than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of forms received by us, or written representations from our directors and executive officers, we believe that during 2010 our executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them.
Report of the Audit Committee
The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board and is available on the Company’s website (www.westwoodone.com). The Charter, which complies with applicable SEC regulations, and NYSE rules, addresses five broad areas of responsibility of the Audit Committee:
1)	Reviewing and discussing the preparation of quarterly and annual financial reports with the Company’s management and its independent registered public accounting firm;
2)
Supervising the relationship between the Company and its independent registered public accounting firm, including discussing the matters required by PCAOB AU 380 with its independent registered public accounting firm, evaluating the independence of the auditors in accordance with PCAOB Rule 3520 “Auditor Independence” and recommending their appointment or removal and reviewing the scope of their audit and non-audit services and related fees;

3)	Overseeing management’s implementation of effective systems of internal controls;
4)	Reviewing and approving the internal corporate audit staff functions; and
5)	Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.

The Audit Committee has reviewed and discussed, with both management and its independent registered public accounting firm, all financial statements prior to their filing with the SEC. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Audit Committee. The Audit Committee also held discussions with the Company’s independent registered public accounting firm concerning the matters required to be discussed by PCAOB AU 380 and other PCAOB and SEC regulations as such may be modified or supplemented. The Audit Committee also met separately as a group to discuss the matters contained in this proxy statement.
The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ended December 31, 2010 and reviewed with the Company’s financial managers, the independent registered public accounting firm and the director of internal audit, PwC’s overall audit scopes and plans.
The Audit Committee also discussed with PwC their independence and received from PwC the written disclosures and the letter from PwC required by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence”. In addition, the Audit Committee pre-approved PwC’s audit and audit related fees and has determined that the provision of non-audit services by PwC is compatible with maintaining their independence.
The Audit Committee also has discussed with the Company’s independent registered public accounting firm, with and without management present, their recommendations regarding the Company’s internal accounting controls and the overall quality of the Company’s financial reporting and disclosures.
The Audit Committee frequently met in private session separately with the senior members of the Company, McGladrey (the Company’s director of internal audit), the Company’s General Counsel and the Company’s independent registered public accounting firm. Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. The Audit Committee also recommended to the Board the approval of the Company’s independent registered public accounting firm for the year ending December 31, 2010.
Fees to Independent Registered Public Accounting Firm
The following table presents fees billed for fiscal years 2010 and 2009 for professional services rendered by PwC for the audit of our financial statements for fiscal years 2010 and 2009 as well as fees billed for audit-related services, tax services and all other services rendered by PwC for 2010 and 2009.

(in thousands)	2010		2009
(1) Audit Fees	$1,425		$2,292	(1)
(2) Audit-Related Fees	232	(2)	—
(3) Tax Fees	75	(3)	20
(4) All Other Fees	10	(4)	—

(1)	Such includes $557 of fees related to professional services rendered by PwC in connection with the Registration Statement on Form S-1 filed by us with the SEC in 2009.

(2)	Audit related fees for 2010 related to reviews of control surrounding accounting information systems.

(3)	Tax fees for 2010 related to tax compliance services.

(4)	All other fees for 2010 related to PwC reference material.
All audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PwC did not impair that firm’s independence in the conduct of the audit.

Audit Committee Pre-Approval Policies and Procedures
All services provided to us by PwC in 2010 were pre-approved by the Audit Committee. Under our pre-approval policies and procedures, the Chair of the Audit Committee is authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.
Submitted by the Audit Committee
H. Melvin Ming, Chair of the Audit Committee
Emanuel Nunez
Ronald W. Wuensch

EXECUTIVE OFFICERS
The following is a list of our executive officers. Only the Chief (Principal) Executive Officer, Chief (Principal) Financial Officer (in our case, Mr. Sherwood is both the President and CFO) and the three most highly compensated of our executive officers (excluding the CEO and CFO) using the methodology of the SEC for determining “total compensation” are considered “named executive officers” (also referred to in this proxy statement as “NEOs”). The Compensation Discussion and Analysis that appears below relates only to the NEOs for fiscal year 2010.

Executive Officer	Position
Roderick M. Sherwood III	President and Chief Financial Officer

Edward Mammone	Principal Accounting Officer

Steven Kalin	Chief Operating Officer and President, Metro Networks division (resigned May 27, 2011)

David Hillman	Chief Administrative Officer; Executive Vice President, Business Affairs and General Counsel

Steve Chessare	SVP, Sales, Network
The professional backgrounds of our executive officers for fiscal year 2010 who are not also directors follow:
Roderick M. Sherwood, III (age 57) was appointed our President of the Company effective October 20, 2008 after being named Executive Vice President, Chief Financial Officer and Principal Accounting Officer effective September 17, 2008. Mr. Sherwood served as Chief Financial Officer, Operations of The Gores Group, LLC from November 2005 to September 5, 2008, where he was responsible for leading the financial oversight of all Gores portfolio companies. From October 2002 to September 2005, Mr. Sherwood served as Senior Vice President and Chief Financial Officer of Gateway, Inc., where he was primarily responsible for overseeing financial performance and operational improvements and exercising corporate financial control, planning, and analysis. During his tenure at Gateway, he also oversaw Gateway’s acquisition of eMachines. From August 2000 to September 2002, Mr. Sherwood served as Executive Vice President and Chief Financial Officer of Opsware, Inc. (formerly Loudcloud, Inc.), an enterprise software company. Prior to Opsware, Mr. Sherwood also served in a number of operational and financial positions at Hughes Electronics Corporation, including General Manager of Spaceway (broadband services), Executive Vice President of DIRECTV International and Chief Financial Officer of Hughes Telecommunications & Space Company. He also served in a number of positions during 14 years at Chrysler Corporation, including Assistant Treasurer and Director of Corporate Financial Analysis. Mr. Sherwood currently serves as a director of Dot Hill Systems Corporation, including as Chair of its Audit Committee.
Edward Mammone (age 42) was appointed our Principal Accounting Officer in October 2009. From January 1997 to September 2009, Mr. Mammone held numerous financial positions at Revlon Inc., culminating in his being named Chief Accounting Officer in December 2006, a position he held until his departure in September 2009. Prior to Revlon, Mr. Mammone was a Manager in the Audit Practice of Grant Thornton LLP from October 1993 to December 1996. Mr. Mammone holds a B.S. from St. Francis University (with a dual major in Accounting and Business Management). Mr. Mammone is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Steven R. Kalin (age 47) was appointed our Chief Operating Officer effective July 7, 2008 and President of the Metro Networks division on October 20, 2008 and served in such capacity until he terminated his employment for good reason on May 27, 2011 after the sale of the Metro Networks division on April 29, 2011. Mr. Kalin has 20 years of media experience, encompassing both traditional and digital platforms and strategic, business development and operational roles. From 2002 to 2007, Mr. Kalin served as Executive Vice President and Chief Operating Officer of Rodale, Inc., a global publisher of health and wellness information. From September 2000 to January 2002, Mr. Kalin was Chief Operating Officer and then Chief Executive Officer of Astata, a business to business wireless software company. From September 1998 to June 2000, Mr. Kalin served as Chief Financial Officer and Chief Operating Officer of Medscape, a leading online website for physicians. From October 1995 to August 1998, Mr. Kalin was Vice President of Business Development for ESPN Internet Ventures and with ESPN Enterprises. At the start of his career, Mr. Kalin was a consultant with McKinsey & Company in the firm’s media practice. Mr. Kalin holds a B.A. from Brown University and an M.B.A. from Harvard Business School.
David Hillman (age 42) serves as our Chief Administrative Officer; Executive Vice President, Business Affairs and General Counsel. Mr. Hillman joined us in June 2000 as Vice President, Labor Relations and Associate General Counsel, which positions he held through September 2004, and thereafter became Senior Vice President, General Counsel in October 2004. He became an Executive Vice President in February 2006 and Chief Administrative Officer on July 10, 2007. Mr. Hillman has a B.A. from Dartmouth College and a J.D. from Fordham University School of Law.
Steve Chessare (age 53) serves as our Senior Vice President, Sales. From November 1998 until June 2008, Mr. Chessare held the position of General Sales Manager of WLTW-FM in New York City. From November 1989 until November 1998, he held various positions within CBS Radio culminating in the role of Vice President/General Manager of CBS Radio Sales, the national sales division of CBS Radio. Mr. Chessare is a graduate of Fairfield University in Fairfield, Connecticut with a B.S. in Business Management.
There is no family relationship between any Company director and executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
The following narrative describes how we determine compensation for our named executive officers (referred to as NEOs or executives below), including the elements of their compensation and how the levels of their compensation were determined and by whom. When references are made to “key employees,” we are referring to a broader group of senior managers, such as department heads, who may be eligible for a particular compensation element. The information provided below is for fiscal year 2010 unless otherwise indicated. All dollar amounts are presented in whole dollars, unless otherwise noted.
Overview
Our Compensation Committee (referred to in this narrative as the “Committee” or as the “Compensation Committee”) is primarily responsible for determining the compensation of our NEOs on an annual basis, which is comprised of three primary components, two of which are “discretionary” (annual bonus, if any, and the annual equity compensation award, if any). For 2010, the Committee’s decision making process was based on its discussions with management and its and our general awareness of compensation trends in the industry. The Committee also sought and received legal advice from its outside legal counsel as needed, including with respect to the development and adoption of our 2010 Equity Compensation Plan (adopted by the Board on February 12, 2010 and approved by our stockholders on July 30, 2010).
The Committee seeks to provide appropriate and reasonable levels of compensation to its NEOs keeping in mind our mission of remaining competitive with pay opportunities of comparable companies in the media industry, while accounting for individual performance and the overall performance of the Company. We provide minimal perquisites, consisting mainly of reimbursements for parking and car allowances and do not provide any other types of perquisites, including supplemental pension plans or other deferred compensation arrangements.
As a result of the Refinancing, Gores Radio and the Original Investor Stockholders (as a group) own approximately 76.2% and 20.5%, respectively, of our common stock and under the “controlled company” exemption of the NASDAQ Global Market rules, we are not required to have a Compensation Committee comprised of a majority of “independent” directors. As of the date of this proxy statement, the Committee includes two Gores designees and two independent directors. The Committee has formed a subcommittee, consisting solely of the two independent directors, for the purpose of making equity grants to our key employees, including our NEOs. The Committee made an award of stock options to a group of our employees, including NEOs, on February 12, 2010, and in the case of Mr. Sherwood, an additional grant of equity compensation in October 2010. The Committee did not award to any NEO a cash bonus for service in 2010.
After we filed our Annual Report on Form 10-K for fiscal year 2010 on April 15, 2011, we entered into a Stock Purchase Agreement to sell our Metro Traffic business (referred to as the “Metro Traffic Sale”). As part of the Metro Traffic Sale certain NEOs were awarded transaction bonuses as set forth below (referred to as the “Metro Traffic Sale Bonuses”). Additionally, as part of the Metro Traffic Sale Mr. Kalin’s employment agreement was amended to confirm that the Metro Traffic Sale would constitute a triggering event for which he could terminate his employment for “good reason” and to specify the severance benefits that he would receive upon such termination, including a discretionary bonus. On May 27, 2011, Mr. Kalin terminated his employment for good reason based on the closing of the Metro Traffic Sale and received the severance benefits described below.
The stated terms of the employment agreements with the NEOs (other than Mr. Kalin) have expired. Such employment agreements remain in effect following the expiration of the stated term and may be terminated by either party at any time following a notice period and provide the NEOs with limited, if any, severance benefits in the event of a termination of their employment.

Objectives
The objective of our executive compensation policy (which affects NEOs) has been to attract, retain and motivate executives. The Committee believes that equity compensation awards serve as important contributors to the attraction, retention and motivation of our executives and more closely align the interest of executives and management to long-term success and growth and best promote the interests of our stockholders. The Committee has established the following objectives when determining the compensation for NEOs:
•
Pay for Performance. Corporate goals and objectives, both for an individual and for the Company as a whole, and the progress made in achievement thereof, should be a key consideration in any pay decisions;

•	Be Competitive. Total compensation opportunities for NEOs generally should be competitive with comparable companies in the industry, in order to attract and retain needed managerial talent;
•
Align Interests of Executives with Long-term Success and Stockholder Interests. Elements of compensation should be structured to give substantial weight to the future performance of the Company, which better aligns the interests of our stockholders and executives; and

•
Attract and Retain Key Employees. Since mid-2008, we have undertaken to top-grade our employees, including our senior executives, and both we and the Committee have placed a premium on attracting and retaining key employees and talent. Accordingly, higher levels of cash and equity compensation have been granted to new executives to induce them to join the Company.

Process and Roles of Parties
As a part of the Refinancing, Gores Radio holds approximately 76.4%, and the Original Investor Stockholders hold approximately 20.5%, of our equity. In 2010 (for services rendered in 2009) and in 2011 (for services rendered in 2010), the President and the Chief Administrative Officer and General Counsel met to discuss individuals’ performances and discuss the possibility of granting discretionary bonuses. After conferring with the President and considering the overall performance of the Company, the Committee determined not to award to any of the NEOs any discretionary cash bonus in 2010 for performance in 2009 or in 2011 for performance in 2010. In 2011, the Committee approved the Metro Traffic Sale Bonuses for Messrs. Sherwood and Hillman in the amounts of $125,000 and $115,000, respectively, which it determined was appropriate compensation for their roles in connection with the Metro Traffic Sale. In addition, in 2011 the Committee approved the severance benefits described below that Mr. Kalin would receive upon his termination of his employment for good reason in connection with the Metro Traffic Sale. Neither the President nor the Chief Administrative Officer and General Counsel make recommendations, review or otherwise participate in the process of determining his own discretionary compensation. The Committee is primarily focused on elements of discretionary compensation; it also becomes involved in determining base salaries for our President, the NEOs, and the respective heads of each of our divisions.
In 2010, the Committee considered and adopted a new equity compensation plan and awarded stock options to employees, including the NEOs. In making these stock option awards, our management relied heavily on Gores’ expertise with respect to the size and pool of grantees for such awards, and outside counsel and the Committee provided additional guidance related thereto. The Committee received significant input from management regarding the specific awards to be made to employees. For awards made to NEOs, the President worked closely with the then Vice-Chairman of the Board (Mr. Stone, now Chairman of the Board), Chair of the Committee, Gores and remaining members of the Committee to determine the appropriate award levels and in the case of the President’s equity award, the Committee and Gores made such determination.
Timing Of Discretionary Compensation Awards
Historically, we have awarded annual discretionary compensation (i.e., annual bonus and equity compensation) to NEOs after the performance of the immediately preceding fiscal year, including year-end earnings, has been publicly reported and is known by Board members, including the Committee. The Committee has, in certain limited circumstances, made equity compensation awards at other times, for example, in connection with a new employee’s date of hire or in connection with a significant promotion. Given the continuing impact of the general economic downturn on the advertising market and our operating performance over the last several years, we have not awarded discretionary bonuses to NEOs since 2008, with the exception of the Metro Traffic Sale Bonuses and the bonus to Mr. Kalin upon his termination for good reason in connection with the Metro Traffic Sale. Contractually-required bonuses, such as signing and/or retention bonuses have been made. Contractually-required bonuses, such as signing and/or retention bonuses have been made. We awarded stock options to our employees, including NEOs, on February 12, 2010, and made a supplemental award of equity to Mr. Sherwood on October 4, 2010.

Elements of Compensation
For 2010, there were two main components of compensation for the NEOs: (1) base salary and (2) equity compensation. We generally establish a NEO’s base salary in the individual’s employment agreement, based generally on competitive pay levels, our internal pay structure and appropriate fixed pay to compensate sufficiently the NEOs for performing his/her duties and responsibilities. However, for the most part with limited exceptions, all other payments (e.g., signing bonus, retention bonus, annual discretionary bonus, equity compensation awards) are wholly-discretionary and/or contingent on the NEO remaining with the Company. Equity compensation awards are intended to generate favorable long-term performance with a view toward providing a potential for upside should our performance improve over the long-term, thereby creating a common goal of both NEOs and our stockholders. Although we have not paid annual discretionary bonuses since 2008 due to our overall financial performance, the Committee continues to believe that discretionary annual bonuses should be considered to reward a NEO’s outstanding individual performance and to motivate and retain NEOs. Accordingly, the Committee intends to continue to consider the payment of annual bonuses in the future. In setting different elements of compensation, the Committee does not engage in a formal benchmarking process, however we and the Committee are generally aware of compensation trends in the industry.
How does the Committee determine the allocation between the elements of compensation?
Base Salary
In determining base salary, the Committee considers an individual’s performance, experience and responsibilities, as well as the base salary levels of similarly-situated employees at comparable companies in the media industry. A base salary is meant to create a secure base of cash compensation, which is competitive in the industry. We rely to a large extent on the President’s evaluation and recommendation based on his assessment of the NEO’s performance.
Salaries generally are reviewed at the time a NEO enters into a new or amended employment agreement, which typically occurs upon the assumption of a new position and/or new responsibilities or the termination of the agreement. Any increase in salary is based on a review of the factors set forth above. In most instances, we have moved away from guaranteeing automatic salary increases in multi-year employment agreements in favor of reviewing on an annual basis whether salary increases should occur company-wide.
Effective April 6, 2009, we instituted a company-wide salary reduction, ranging from 5-15% based on an employee’s salary level. As part of such plan, all of the then NEOs received a 15% reduction in salary, which reduction continues as of the date of this proxy statement. All of the then NEOs participated in the furlough undertaken in late 2009, described below.
Discretionary Annual Compensation Bonus
NEOs are eligible to receive discretionary annual bonuses and their employment agreements provide a target amount for which they are eligible. The target is set based on the NEO’s position and responsibilities and our overall pay positioning objectives. While the target bonus amounts differ from agreement to agreement, all such bonuses are in the sole and absolute discretion of the Board or the Committee or their designee. Historically, management would make a recommendation regarding discretionary bonuses and equity compensation for key employees to the Committee which the Committee and management would discuss. After reviewing its decisions with the full Board and taking into account the views expressed by members of the Board, the Committee would make its final determination. As previously stated, with the exception of the Metro Traffic Sale Bonuses paid in May 2011 and the bonus to Mr. Kalin upon his termination for good reason in connection with the Metro Traffic Sale, the Committee has not awarded discretionary bonuses in the last three years given the weakened economy and our overall financial performance. When making bonuses, the Committee’s policy is to take into account a NEO’s base salary and views cash compensation as a whole when making its determinations regarding bonuses.

While the Committee does not have a written policy regarding bonuses payable upon attaining certain financial metrics, bonuses for all members of management will continue to be reviewed on the basis of our overall performance and to the extent applicable, on their individual performance and the performance of departments and/or divisions over which they exercise substantial control.
Equity Compensation
We consider equity compensation to be a key part of a NEO’s compensation. In 2010, given that the vast majority of equity compensation held by our employees, including NEOs, was significantly underwater and had de minimis value, we amended and restated the 2005 Equity Compensation Plan (such plan, the “2005 Plan” and as a result of such amendment and restated, renamed the 2010 Equity Compensation Plan or the “2010 Plan”) to increase the number of shares available for issuance to 2,650,000 shares. This amount reflected an allocation of approximately 10% of our equity (on a fully-diluted basis taking into account the stock options to be awarded) for equity awards as the Committee, based on advice from Gores, believed the amount of the equity compensation awards should be meaningful. Approximately 2,000,000 shares were awarded on February 12, 2010 and approved by stockholders on July 30, 2010. Taking into account additional grants, cancellations and forfeitures, as of March 31, 2011, approximately 723,668 of the 2,650,000 shares remained available for issuance under the 2010 Plan. The Committee does not have immediate plans to issue additional broad-based equity compensation awards.
With respect to the awards made in 2010, the aggregate number of options awarded, and the individual awards for NEOs, were determined by our President and Chair of the Committee (with the exception of the award for the President). In February 2010, the Vice-Chairman of the Board (then Mr. Stone), Chair of the Committee and remaining Committee members determined the equity compensation award for Mr. Sherwood. In October 2010, the decision to award additional equity compensation to Mr. Sherwood was made by the Chairman of the Board (Mr. Stone), Chair of the Committee and remaining Committee members.
In determining awards to NEOs, the Committee reviews both the value of equity compensation, individual responsibilities and performance, and other equity awards granted to our executive officers. The following awards were made under the 2010 Plan to the NEOs on February 12, 2010, subject to stockholder approval (obtained on July 30, 2010) and Mr. Sherwood received a supplemental grant as indicated below:
•
Roderick M. Sherwood, III — received a stock option to purchase 400,000 shares of common stock on February 12, 2010 and on October 4, 2010, a stock option to purchase 100,000 shares of common stock and 100,000 RSUs;

•	Steven Kalin — received a stock option to purchase 200,000 shares of common stock;
•	David Hillman — received a stock option to purchase 150,000 shares of common stock; and
•	Steve Chessare — received a stock option to purchase 40,000 shares of common stock.
The independent sub-committee of the Committee awarded such supplement equity compensation to Mr. Sherwood in recognition of his significant contributions to the Company as both President and CFO, including overseeing and managing numerous strategic partnerships and negotiating amendments to our credit agreements in 2010. Additionally, Mr. Sherwood became primarily responsible for oversight of our Network business after the departure of the President and COO of the Network division in September 2010. The sub-committee awarded Mr. Sherwood an equal mix of stock options and RSUs to provide both guaranteed compensation and incentive to maximize value for our stockholders. The three-year vesting schedule of the equity compensation provides for retention and long-term value creation.
In connection with Mr. Kalin’s termination for good reason on May 27, 2011, one-third of the stock option to purchase 200,000 shares of common stock granted to Mr. Kalin on February 12, 2010 (i.e., the tranche of 66,666 shares that was scheduled to vest on February 12, 2012) immediately vested on the date of his termination.

Terms of Vesting
Under the 2005 Plan and 2010 Plan, unvested awards generally are forfeited upon an employee’s termination, including by death or disability. However, under the 2005 Plan, if termination occurs within a 24-month period after a change in control (as such term is defined in the 2005 Plan), the award generally will become fully vested. Once granted, an individual is entitled to the benefits of an award of equity compensation upon vesting, provided, such individual remains employed by us at the time of vesting. In the case of certain NEOs and key employees, an award (or portion of an award) may vest when termination is without cause or for good reason.
All equity compensation issued under the 2005 Plan and the 2010 Plan (including those awards made on February 12, 2010) have three-year vesting terms, with the exception of awards made in January 2006 which vested over four years. Stock options issued under the 1999 Plan have five-year vesting terms, with the exception of awards made in March 2008 which vested over three years. Options that remain outstanding under the 1999 Plan and 2005 Plan will vest upon a participant’s termination within a 24-month period after a change in control (as such term is defined in the 2005 Plan, not taking into an account the amended definition under the 2010 Plan) has occurred. In the case of all but one of the NEOs, this is also true of the awards made on February 12, 2010.
Definition of Change in Control
Under the 2010 Plan, adopted on February 12, 2010: a “change in control” generally is: (i) the acquisition by any person, other than Gores, of a majority of the equity interests of the Company entitled to vote for members of the Board or equivalent governing body; (ii) a change in the individuals constituting a majority of the Board, or (iii) the consummation of any other transaction involving a significant issuance of our securities, a change in the Board composition or other material event that the Board determines to be a change in control.
Under the 2005 Plan, a “change in control” generally is: (i) the acquisition by any person of 35% or more of our outstanding common stock; (ii) a change in the individuals constituting a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation resulting in a change of ownership of more than 50% of the voting securities entitled to vote generally in the election of directors, (iv) a stockholder approved complete liquidation or dissolution of the Company; or (v) the consummation of any other transaction involving a significant issuance of our securities, a change in the Board composition or other material event that the Board determines to be a change in control.
For the definitions used in NEOs’ employment agreements, please refer to the summaries under the heading “Employment Agreements” which appears below.
Payments Upon Termination
We have entered into employment agreements with each of the NEOs in order to promote stability and continuity of management. As noted above, Mr. Kalin has terminated his employment for good reason. The stated terms of the employment agreements with the other NEOs have expired and remain in effect following the expiration of their stated terms, however they may be may be terminated by either party at any time following a notice period. Under certain employment agreements, NEOs are entitled to cash payments upon various termination scenarios, including upon a change in control, death or disability, termination by the executive for good reason, or termination by us without cause. These payments are more particularly described under the table entitled “Potential Payments upon Termination or Change in Control”; the summaries of employment agreements that follow under the heading entitled “Employment Agreements”; and the narrative that follows regarding such payments. We do not have any arrangements with our NEOs, written or otherwise, for 280G “gross-up” or similar type payments.
In connection with Mr. Kalin’s termination for good reason, in addition to the acceleration of options to purchase 66,666 shares of Company common stock as described above, he will receive: (1) subject to his executing and not revoking a fully effective waiver and general release, $425,000, which amount is equal to one times his base salary on the date of his termination, to be paid in equal installments over a one-year period consistent with our payroll and (2) a discretionary bonus equal to $225,000 payable on the 60th day following his termination, but subject to delay until the earlier of the six-month anniversary of the date of his termination or his death to the extent the bonus amount, in combination with the other severance payments, is required to be so delayed in accordance with Section 409A of the Internal Revenue Code (“Code”). The Committee believes such bonus was appropriate given Mr. Kalin’s role in leading the Metro Traffic business since July 2008.

What other factors does the Committee consider when making its decisions regarding compensation to NEOs?
Section 162(m) of the Code limits the annual tax deduction a company may take on compensation it pays to the NEOs (other than the CFO in certain instances) to covered pay of $1 million per executive in any given year. The Committee’s general policy is to structure compensation programs that allow us to fully deduct the compensation under Section 162(m) requirements. However, the Committee seeks to maintain our flexibility to meet our incentive and retention objectives, even if we may not deduct all of the compensation.
Beginning in 2005, with the adoption of the 2005 Plan by the Board, the Committee has the option to grant RSUs and restricted stock to NEOs. The Committee has retained the right to grant such equity awards because although the amount of RSUs and restricted stock that qualify for a deduction under Section 162(m) may be limited, equity-based awards have the potential to be a significant component of compensation that promotes long-term Company performance and management retention, and strengthens the mutuality of interests between the awardees and stockholders. Stock options granted by us are generally intended to qualify for a deduction under Section 162(m).
The Committee also considers the accounting cost and the dilutive effect of equity compensation awards when granting such awards and the impact of Section 409A of the Code relating to deferred compensation. To the extent permitted by the Committee, a participant may elect to defer the payment of RSUs in a manner that is intended to comply with Section 409A of the Code.
With respect to accounting considerations, the Committee examines the accounting cost associated with equity compensation in light of requirements under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly, FASB Statement 123R) (“FASB ASC 718”).
What role does the Committee play in establishing compensation for directors?
The Committee reviews and evaluates compensation for our non-employee directors on an annual basis, in consultation with its outside legal counsel prior to making a recommendation to the Board. The elements of director compensation and more particulars regarding the elements are described in this proxy statement under the table appearing below the heading “Director Compensation.”
Compensation Committee Report
The Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis which appears above. Based on its review and discussions with management, the Committee recommended to the Board that it approve the inclusion of the Compensation Discussion and Analysis in this proxy statement filed with the SEC.
Submitted by the members of the Compensation Committee:
Michael Nold, Chair
H. Melvin Ming
Emanuel Nunez
Mark Stone

SUMMARY COMPENSATION TABLE
The following table and accompanying footnotes set forth the compensation earned, held by, or paid to, each of our named executive officers for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, respectively. In 2009, we instituted cost-reduction measures which included a 15% salary reduction effective April 6, 2009 for three of the four NEOs (Mr. Chessare was not a NEO when the salary reduction was enacted) and a 10% salary reduction, along with five unpaid furlough days, for the period from October 19, 2009 to December 28, 2009. The effect of these cost reductions on NEOs’ salaries, to the extent applicable, are reflected in the table below.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)(1)	(e) (2)	(f) (2)	(g)	(h)	(i)(3)	(j)

2010 NEOS:
Roderick M. Sherwood, III	2010	$504,115	—	$802,000	$2,380,620	—	N/A	—	$3,686,735
President (as of 10/20/08)	2009	$520,892	—	—	—	—	N/A	—	$520,892
and CFO (as of 9/20/08) (4)	2008	$168,462	$15,000	—	$152,700	—	N/A	$115,000	$451,162

Steven Kalin	2010	$423,365	—	—	$894,394	—	N/A	—	$1,317,759
President, Metro Networks	2009	$431,135	—	—	—	—	N/A	—	$431,135
division (as of 10/20/08) and COO (as of 7/7/08) through 5/27/11 (5)	2008	$225,962	—	—	$266,050	—	N/A	—	$492,012

David Hillman,	2010	$389,485	—	—	$670,795	—	N/A	—	$1,060,280
CAO, EVP, Business Affairs	2009	$388,021	—	—	—	—	N/A	—	$388,021
and GC (6)	2008	$425,000	$33,334	—	$145,950	—	N/A	—	$604,284

Steve Chessare	2010	$380,000	—	—	$178,879	—	N/A	—	$558,879
SVP, Sales, Network (7)	2009	$380,000	—	—	—	—	N/A	—	$380,000
	2008	$190,000	$140,000	—	$56,000	—	N/A	—	$330,000

(1)	The Committee did not award bonuses for service in 2008, 2009 and 2010.

(2)
The amounts reported in columns (e) and (f) represent the grant date fair value all stock and option awards granted in fiscal 2010, calculated in accordance with FASB ASC 718, without regard to the estimated forfeiture related to service-based vesting conditions. For a more detailed discussion of the assumptions used by us in estimating fair value, refer to Note 11 (Equity-Based Compensation) of the Notes to the Consolidated Financial Statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2010. The vesting terms of the stock awards and option awards reported in the table above are described below. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the named executive officers.

(3)
We do not provide perquisites to our employees, including the named executive officers. Prior to April 3, 2009, we made a matching contribution of 25% of all employees’ contributions to their 401(k) Plan in an amount not to exceed 6% of an employee’s salary. Such matches were in Company stock, until January 1, 2007, when we began making such matches in cash. Employees vest in the “Company match” based on years of service with the Company as follows: 20% for one year of service; 40% for two years of service; 60% for three years of service; 80% for four years of service and 100% for five years of service. On March 24, 2009, we announced we would cease making matching contributions to employees’ contributions to their 401(k) Plans, effective April 3, 2009. The values of the Company matching contributions in 2008 and 2009 were: $0, $433, $2,714 and $548, with respect to Messrs. Sherwood, Kalin, Hillman and Chessare, respectively, in 2008 and $1,151, $865, $1,558 and $658, with respect to Messrs. Sherwood, Kalin, Hillman and Chessare, respectively, in 2009 (until such matches were terminated on April 3, 2009).

(4)
Roderick M. Sherwood, III received a $15,000 signing bonus at the time he entered into his employment agreement in 2008. Mr. Sherwood earned base salary at an annual rate of $600,000 from September 20, 2008 through December 31, 2010, which amount was reduced in connection with the cost-reduction measures described above. Prior to his employment with us, Mr. Sherwood also received $115,000 from Gores in connection with consulting work rendered to us in July-September 2008 in connection with the Metro reengineering plan and other cost initiatives, which amount is included as part of “all other compensation” and not in “salary.” As discussed above, Mr. Sherwood received a bonus of $125,000 on May 13, 2011 in connection with the April 29, 2011 closing of the Metro Traffic Sale.

(5)
Steven Kalin earned base salary at an annual rate of: (i) $450,000 from July 7, 2008 through October 19, 2008 for services rendered as COO and (ii) $500,000 from October 20, 2008 to December 31, 2010 for services rendered as President, Metro Networks division, which amount was reduced in connection with the cost-reduction measures described above. Mr. Kalin terminated his employment for “good reason” effective May 27, 2011 and received certain severance benefits as described in this proxy statement.

(6)
David Hillman earned base salary at an annual rate of: (i) $425,000 for calendar year 2008 and (ii) $450,000 from January 1, 2009 to December 31, 2010, which amount was reduced in connection with the cost-reduction measures described above. He also received a $100,000 retention bonus at the time he entered into the first amendment to his employment agreement effective January 1, 2006, of which $33,333.36 was earned in 2008. As discussed above, Mr. Hillman received a bonus of $115,000 on May 13, 2011 in connection with the April 29, 2011 closing of the Metro Traffic Sale.

(7)
Mr. Chessare was hired on June 30, 2008 and since such time has earned a base salary at an annual rate of $380,000. The bonus for his services rendered in calendar year 2008 was required under the terms of his employment agreement with us. Mr. Chessare’s salary was not reduced in connection with the cost-reduction measures described above given that he assumed an expanded advertising sales role in the Company in October 2008.

GRANTS OF PLAN-BASED AWARDS IN 2010 (1)
The following table provides information for awards of stock options (and in the case of Mr. Sherwood, awards of RSUs as well) made to each of our named executive officers during the year ended December 31, 2010.

									All
									Other
									Stock	All Other
									Awards:	Option
			Estimated Future Payouts			Estimated Future Payouts			Number	Awards:	Exercise	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive Plan			of	Number of	or Base	Fair Value
			Plan Awards			Awards			Shares	Securities	Price of	of Stock and
		Appro	Thres		Max-	Thres		Max-	of Stock	Underlying	Option	Option
	Grant	val	-hold	Target	imum	-hold	Target	imum	or Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(b)(6)	(c)	(d) (4)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(5)

Sherwood (2)(3)	2/12/10									400,000	$6.00	$1,788,787
	10/4/10								100,000			$802,000
	10/4/10									100,000	$8.02	$591,833

Kalin (2)	2/12/10									200,000	$6.00	$894,394

Hillman (2)	2/12/10									150,000	$6.00	$670,795

Chessare (2)	2/12/10									40,000	$6.00	$178,879

(1)	All awards disclosed in the table above vest over three years. Awards with an exercise price noted in column (k) are stock options.

(2)
On February 12, 2010, we made an annual award of stock options to our key employees, including Messrs. Sherwood, Kalin, Hillman and Chessare. Such option awards were scheduled to vest over a three-year period and awarded pursuant to the terms of the 2010 Plan.

(3)
As described elsewhere in this proxy statement, Mr. Sherwood received an option to purchase 100,000 shares of Common Stock and 100,000 RSUs on October 4, 2010 (such equity compensation to vest over a three-year period and awarded pursuant to the terms of the 2010 Plan).

(4)
While no amount has been disclosed above (in accordance with SEC rules), there are target discretionary bonus amounts set forth in certain individual’s employment agreements which are described above in the Compensation Discussion and Analysis under the heading “Discretionary Annual Compensation Bonus.”

(5)
The value of the awards disclosed in column (l) represents the total value ascribed to all stock and option awards granted in 2010. The estimated fair value of stock options is measured on the date of grant using the Black-Scholes option pricing model. For a more detailed discussion of the assumptions used by us in estimating fair value, refer to Note 11 (Equity-Based Compensation) of the Notes to the Consolidated Financial Statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2010. The vesting terms of the stock awards and option awards are reported below.

(6)	All awards of equity compensation were approved on the same date as the grant date.
The following summary is applicable solely to the equity compensation awarded in 2010 as reported in the table entitled “Grants of Plan-Based Awards in 2010” which appears above.

Vesting
All awards of stock options listed in the “Summary Compensation Table” were granted under the 2010 Plan, the 2005 Plan or the 1999 Plan and vest in equal installments over a three-year period, commencing on the first anniversary of the date of grant. Upon a participant’s termination, all vested stock options remain exercisable as follows, but in no event later than ten years after the grant date: (i) three years in the event of the participant’s retirement; (ii) one year in the event of the participant’s death (in which case the participant’s estate or legal representative may exercise such stock option) or (iii) three months for any other termination (other than for cause) unless negotiated otherwise in an executive’s employment agreement. Under the terms of the 2005 Plan, a participant forfeits any unvested stock options on the date of his termination.
When terms such as participant, termination, retirement, cause and change in control are used for purposes of referring to equity compensation, such have the meaning set forth in the 2005 Plan, except for such grants of equity compensation made in 2010, which have the meaning set forth in the 2010 Plan. A “participant” means a recipient of awards under an equity compensation plan (for purposes of this proxy statement, the employee).
Change in Control Provisions
With respect to all equity compensation awards made under the 2005 Plan (or those issued in March 2008 and thereafter under the 1999 Plan incorporating 2005 Plan terms relating to a change in control), if an employee is terminated without cause during the 24-month period following a change in control, all unvested stock options, restricted stock and RSUs (as described above) shall immediately vest provided an employee is still a participant on that date. As described in the CD&A above, this provision was changed in February 2010 for the 2010 Plan but this does not impact any of the awards disclosed in the tables above.
Termination without Cause
Certain equity awards may be subject to modified vesting provisions based on the terms of employment agreements negotiated by and between us and certain NEOs, specifically Messrs. Sherwood and Kalin, which terms are described in more detail under the summaries of their respective employment agreements which appear below.
Dividends; Transfer Restrictions; Voting Rights
RSUs and restricted stock accrue dividend equivalents when dividends are paid, if any, on the common stock beginning on the date of grant. Such dividend equivalents are credited to a book entry account, and are deemed to be reinvested in common shares on the date the cash dividend is paid. Dividend equivalents are payable, in shares of common stock, only upon the vesting of the related restricted shares. Until the stock vests, shares of restricted stock and RSUs may not be sold, pledged, or otherwise transferred; however, once a grant of such is made, the holder is entitled to receive dividends thereon (as described above). In the case of restricted stock only (i.e., not RSUs), a holder is entitled to vote the shares once he has been awarded such shares. A holder may not vote shares associated with RSUs until the shares underlying such award have been distributed (which occurs upon vesting, unless the RSUs have been deferred as described below).
Right to Defer; Mandatory Deferral in 2005
A participant may elect to defer receipt of his RSUs in which case shares and any dividend equivalents thereon are not distributed until the date of deferment. A decision to defer must be made a minimum of twelve (12) months prior to the initial vesting date and a participant may choose to defer his award until the last vesting date applicable to such award or his date of termination. In 2005, the deferral of equity compensation awards until a participant’s termination was mandatory, however, none of the directors who shares were deferred remain on the Board. Only grants made to Mr. Pattiz on May 19, 2005 and in December 2005 were deferred until his termination. With the exception of deferred awards to Mr. Pattiz, all previously-deferred awards have been distributed as such directors have resigned from the Company. Mr. Pattiz’s shares remain deferred because he provides consulting services to us and according has not been “terminated” as such term is defined in the 2005 Plan.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
The following table sets forth, on an award-by-award basis, the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock and RSUs outstanding to each of our NEOs as of December 31, 2010. The following share numbers and prices reflect a 200 for 1 reverse stock split that occurred on August 3, 2009.

	Option Awards (1)					Stock Awards (2)
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Payout
			Equity			Number	Market	of	Value of
			Incentive			of	Value of	Unearned	Unearned
		Number of	Plan Awards:			Shares	Shares or	Shares,	Shares,
	Number of	Securities	Number of			or Units	Units of	Units or	Units or
	Securities	Underlying	Securities			of Stock	Stock	Other	Other
	Underlying	Unexercised	Underlying			That	That	Rights	Rights
	Unexercised	Options	Unexercised	Option		Have	Have	That Have	That Have
	Options	(#)	Unearned	Exercise	Option	Not	Not	Not	Not
	(#)	Un-	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	exercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h) (3)	(i)	(j)

NEOs:
Sherwood	2,000	1,000	—	$98.00	09/17/18	—	$—	—	$—
	250	500	—	36.00	10/20/18	—	—	—	—
	—	400,000	—	6.00	2/12/20	—	—	—	—
	—	100,000	—	8.02	10/4/20	—	—	—	—
						100,000	$913,000

Kalin	1416	709	—	$250.00	7/7/18	—	$—	—	$—
	500	250	—	36.00	10/20/18	—	—	—	—
	—	200,000	—	6.00	2/12/20	—	—	—	—

Hillman	45	—	—	$4,292.00	09/20/11	—	$—	—	$—
	60	—	—	7,038.00	09/25/12	—	—	—	—
	60	—	—	6,038.00	09/30/13	—	—	—	—
	150	—	—	4,100.00	10/05/14	—	—	—	—
	125	—	—	4,194.00	03/14/15	—	—	—	—
	169	—	—	2,854.00	02/10/16	—	—	—	—
	200	—	—	1,234.00	03/13/17	—	—	—	—
	875	—	—	398.00	03/14/18	—	—	—	—
	—	150,000	—	6.00	2/12/20	—	—	—	—

Chessare	333	167	—	248.00	6/30/18	—	—	—	—
	—	40,000	—	6.00	2/12/20	—	—	—	—

(1)	The stock options listed in the table above vest as follows:
•
All stock options listed in the above table granted prior to January 1, 2005 (i.e., with an expiration date on or before December 31, 2014) were granted pursuant to the terms of the 1999 Plan and are subject to five-year vesting terms in equal installments, commencing on the first anniversary of the date of grant.

•
All stock options listed in the table above with an expiration date on or after May 19, 2015 but granted prior to March 14, 2008 were granted pursuant to the terms of the 2005 Plan. Such options vest in equal installments over four years commencing on the first anniversary of the date of grant except for stock options listed in the table above with an expiration date on or after March 13, 2017, all of which have a three-year (not four-year) vesting term.

•
All stock options listed in the table above with an expiration date on or after March 14, 2018 but granted prior to February 12, 2010 were granted pursuant to the terms of the 1999 Plan (as described elsewhere in this proxy statement) and vest in equal installments over three years commencing on the first anniversary of the date of grant.

•
All stock options listed in the table above with an expiration date on or after February 12, 2010 were granted pursuant to the terms of the 2010 Plan (as described elsewhere in this proxy statement) and vest in equal installments over three years commencing on the first anniversary of the date of grant.

(2)
All stock awards listed in the above table were granted pursuant to the terms of the 2005 Plan and are subject to four-year vesting terms commencing on the first anniversary of the date of grant, except for: (x) stock awards issued in 2007 and later, all of which have a three-year vesting term; (y) Mr. Hillman’s award of 75 shares of restricted stock awarded in July 2007 which had a two-year vesting term (such award was adjusted to reflect the 200 for 1 reverse stock split that occurred on August 3, 2009) and (z) Mr. Sherwood’s award of 100,000 shares of RSUs awarded in October 2010 which has a three-year vesting term. As discussed elsewhere in this proxy statement, restricted stock granted on February 10, 2006 had an initial vesting date of January 10, 2007 (11 months after the grant date), with subsequent vesting dates tied to the anniversary of the vesting date. The numbers disclosed in column (g) above include all dividend equivalents that have accrued on such shares.

(3)	The value of the awards disclosed in column (h) above is based on a per share closing stock price on NASDAQ for the common stock of $9.13 on December 31, 2010 (the last business day of 2010).
OPTIONS EXERCISED AND STOCK VESTED
During the year ended December 31, 2010, none of our named executive officers exercised any stock options. Shares of restricted stock and RSUs previously awarded to them were acquired as follows:

	Options Awards		Stock Awards
		Value Realized on	Number of Shares	Value Realized on
	Number of Shares	Exercise	Acquired on Vesting	Vesting (1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

NEOS:
Sherwood	—	—	—	—
Kalin	—	—	—	—
Hillman	—	—	54	$364
Chessare	—	—	—	—

(1)	Value realized on vesting represents the number of shares acquired on vesting multiplied by the market value of the shares of common stock on the vesting date.
PENSION BENEFITS
None of our named executive officers are covered by a pension plan or similar benefit plan that provides for payment or other benefits at, following, or in connection with retirement.
NONQUALIFIED DEFERRED COMPENSATION
None of our named executive officers are covered by a deferred contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. Accordingly, this table which would otherwise provide nonqualified deferred contribution information for our named executive officers during the year ended December 31, 2010 has been omitted.

Employment Agreements
General
We have written employment agreements with each of the NEOs, the material terms of which are set forth below. These summaries do not purport to be exhaustive; in particular, financial terms (e.g., salary, bonus) for years prior to 2010 are not included in the summaries below. You should refer to the actual agreements for a more detailed description of the terms. As indicated below, all of the employment agreements contain non-competition and non-solicitation provisions which extend after the termination of such agreements for the period indicated below. As discussed above in this proxy statement, Mr. Kalin terminated his employment for “good reason” effective May 27, 2011.
More detailed terms and provisions of equity compensation held by the following NEOs can be located in the table entitled “Outstanding Equity Awards At 2010 Fiscal Year-End” which appears above.
Defined Terms: Cause, Good Reason, Change in Control
When terms such as “cause,” “good reason” or “cause event” (for Messrs. Sherwood and Kalin only), or “change in control” are used, for a complete description of such terms, please refer to such NEO’s employment agreement. Generally speaking, with limited exceptions, NEOs are terminable for cause (referred to as a cause event in the case of Messrs. Sherwood and Kalin) if they have: (1) failed, refused or habitually has neglected to perform their duties, breached a statutory or common law duty or otherwise materially breached their employment agreement or committed a material violation of our internal policies or procedures; (2) been convicted of a felony or a crime involving moral turpitude or engaged in conduct injurious to our reputation; (3) become unable by reason of physical disability or other incapacity to perform their duties for 90 continuous days or 120 non-continuous days in a 12-month period (or 180 non-continuous days in a 12-month period with respect to Mr. Sherwood); (4) breached a non-solicitation, non-compete or confidentiality provision; (5) committed an act of fraud, material misrepresentation, dishonesty related to his employment, or stolen or embezzled assets of the Company; or (6) engaged in a conflict of interest or self-dealing. Each of Messrs. Sherwood’s and Kalin’s employment agreement has a “good reason” termination, which is described below. When reference is made to a “change in control,” the 2005 Plan meaning is used, except in the case of Messrs. Sherwood and Kalin, where clause (i) of the 2005 Plan “change in control” definition instead means: “the acquisition by any person of 50% or more of the outstanding common stock, other than an acquisition by the Company or any Person that controls, is controlled by or is under common control within the Company or other than a ‘non-qualifying business combination” (as defined in the 2005 Plan).
Mr. Sherwood, Chief Financial Officer (effective September 17, 2008) and President (effective October 20, 2008)
•	Terminable by either party upon 30 days’ written notice.
•
Annual salary of $600,000, with potential annual increases of up to 5% in the sole and absolute discretion of the Committee. This salary does not reflect the 15% salary reduction described above which became effective on April 6, 2009 and continues to date.

•	Discretionary annual bonus in the sole and absolute discretion of the Board or the Committee or their designee.
•	Discretionary annual equity awards.
•
Agreement terminates automatically in the event of death; terminable by us immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability; terminable by Mr. Sherwood upon prior written notice (given within 30 days after the event giving rise to the good reason if we fail to cure within 30 days after notice) to us for good reason.

•	For purposes of Mr. Sherwood’s employment agreement, “good reason” is: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary.
•
If terminated by us for any reason other than for a cause event, or by Mr. Sherwood for good reason, Mr. Sherwood will receive (in addition to Sherwood Accrued Amounts (see next bullet point) payment of his premiums by the Company for continued coverage under COBRA for twelve (12) months after his termination, or such earlier time until he ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer.

•
If terminated for any reason, Mr. Sherwood is entitled to the following: (i) his base salary prorated to the date of termination; (ii) reimbursement for any unreimbursed expenses properly incurred through date of termination; and (iii) any entitlement under employee benefit plans and programs (collectively, “Sherwood Accrued Amounts”). If Mr. Sherwood is terminated for a cause event, all equity awards will be forfeited except for exercised stock options.

•
If terminated upon or within 24 months following a Change in Control, all of Mr. Sherwood’s outstanding equity awards will become fully vested and immediately exercisable and shall remain exercisable in accordance with the applicable equity plan and award agreement.

•
Non-compete: If Mr. Sherwood is terminated, then for the Restricted Period, Mr. Sherwood may not engage in any Restricted Activity, compete with us or our affiliates or solicit our employees or customers of ours or our affiliates. For Mr. Sherwood, the “Restricted Period” is a period equal to 90 days after his termination for any reason.

Generally speaking, in the case of Messrs. Sherwood, Kalin, Hillman and Chessare, a “Restricted Activity” consists of: (i) providing services to a traffic, news, sports, weather or other information report gathering or broadcast service or to a radio network or syndicator, or any direct or indirect competitor of ours or our affiliates; (ii) soliciting client advertisers of ours or our affiliates and dealing with accounts with respect thereto; (iii) soliciting such client advertisers to enter into any contract or arrangement with any person or organization to provide traffic, news, weather, sports or other information report gathering or broadcast services or national or regional radio network or syndicated programming; or (iv) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities.
Mr. Kalin, COO (effective July 7, 2008) and President, Metro Networks division (effective October 20, 2008); Terminated his employment for “Good Reason” effective May 27, 2011
•	Stated term was to expire on July 7, 2011.
•	Annual salary of $500,000 (not including the 15% salary reduction).
•
Discretionary annual bonus of up to $450,000, in the sole and absolute discretion of the Board or the Committee or their designee. In connection with his good reason termination, Mr. Kalin will receive a bonus of $225,000 on or prior to July 26, 2011.

•	Discretionary annual equity awards. In connection with his good reason termination, one-third of Mr. Kalin’s February 2010 stock option (approximately 66,666 shares) vested on May 27, 2011.
•
The agreement would have terminated automatically in the event of death; was terminable by us immediately upon notice of a cause event or upon ten days’ prior written notice in the event of disability; and was terminable by Mr. Kalin effective 120 days after the triggering event upon prior written notice (given within 90 days after the event giving rise to the good reason if not cured by us within 30 days of such notice) to us for good reason.

•
For purposes of Mr. Kalin’s employment agreement, “good reason” is: (1) a material diminution in his authority or responsibilities; or (2) a material diminution in his base salary or title. In the second amendment to Mr. Kalin’s employment agreement, dated as of April 29, 2011, we and Mr. Kalin agreed the Metro Traffic Sale constituted an event giving rise to his right to terminate his employment for good reason.

•
If terminated by us in connection with a change in control prior to the expiration of the term, Mr. Kalin would receive (in addition to Kalin Accrued Amounts (see next bullet point)) his base salary for the duration of the term, payable in equal periodic installments.

•
If terminated for any reason (with the exception of clause (ii) in the event Mr. Kalin is terminated for a cause event), Mr. Kalin was entitled to the following under the terms of his employment agreement: (i) his base salary prorated to the date of termination; (ii) any annual discretionary bonus earned but upaid for any completed calendar year immediately preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through date of termination; and (iv) any entitlement under employee benefit plans and programs (collectively, “Kalin Accrued Amounts”). If Mr. Kalin was terminated for a cause event, all equity awards were to be forfeited except for exercised stock options.

•	If terminated by us for any reason other than for a cause event prior to the expiration of the term or by Mr. Kalin for good reason, Mr. Kalin would receive one times his base salary.

•
If terminated upon or within 24 months following a Change in Control, all of Mr. Kalin’s outstanding equity awards would become fully vested and immediately exercisable and remain exercisable in accordance with the applicable equity plan and award agreement.

•
Non-compete: If Mr. Kalin is terminated, then for the Restricted Period, Mr. Kalin may not engage in any Restricted Activity, compete with us or our affiliates or solicit our employees or customers of ours or our affiliates. For Mr. Kalin, the “Restricted Period” is a period equal to: (i) the period for which he receives severance after his date of termination if he is terminated for a reason other than for a cause event or he terminates his employment for good reason, but in any event not less than 90 days after his termination; or (ii) a period equal to the remainder of the term of his employment agreement, but in any event not less than 90 days after his termination, if Mr. Kalin is terminated for a cause event (i.e., cause), by Mr. Kalin without good reason or by death or disability. In connection with his good reason termination on May 27, 2011, Mr. Kalin will be subject to the foregoing restrictions until May 27, 2012 (i.e., during the one year period during which he will receive severance from us).

Mr. Hillman, Chief Administrative Officer; EVP, Business Affairs and General Counsel
•	Terminable by either party upon 90 days’ written notice.
•	Annual salary of $450,000. This salary does not reflect the 15% salary reduction described above which became effective on April 6, 2009 and continues to date.
•	Discretionary annual bonus in the sole and absolute discretion of the Board or the Committee or their designee.
•	Discretionary annual equity awards.
•	Terminable automatically upon Mr. Hillman’s death or loss of legal capacity.
•	In the event of termination without cause, Mr. Hillman will receive any earned but unpaid discretionary bonus.
•
If Mr. Hillman is terminated for cause or upon death or loss of legal capacity, Mr. Hillman shall be entitled to his base salary through the date of termination and any entitlement under our benefit plans and programs.

•
Non-compete: If Mr. Hillman is terminated, he may not engage in any Restricted Activity, compete with us or our affiliates or solicit our employees or customers of ours or our affiliates for a period of one year following termination of employment.

Mr. Chessare, SVP, Sales, Network
•	Terminable by either party upon 60 days’ written notice.
•	Annual salary of $380,000 (did not participate in the 15% salary reduction given change in role).
•	Discretionary annual bonus in the sole and absolute discretion of the Board or the Committee or their designee.
•	Discretionary annual equity awards.
•	Terminable automatically upon Mr. Chessare’s death or loss of legal capacity.
•	In the event of termination without cause, Mr. Chessare will receive any earned but unpaid discretionary bonus.
•	If Mr. Chessare is terminated for any reason, Mr. Chessare shall be entitled to his base salary through the date of termination and any entitlement under our benefit plans and programs.
•
Non-compete: If Mr. Chessare is terminated, he may not engage in any Restricted Activity, compete with us or our affiliates or solicit our employees or customers of ours or our affiliates for a period of at 180 days after his termination for any reason.

Potential Payments upon Termination or Change in Control
We have employment agreements with Messrs. Sherwood and Kalin that require us to make payments upon a change in control as described below. We have included a table setting forth the amounts of various payments for convenience. The table should be reviewed with the narrative that follows for a more complete description of such amounts.

Potential Payments upon Termination or Change in Control Pursuant to Employment Agreements
(assuming a termination occurred on December 31, 2010)

Name	Termination Scenario	Amount Payable (A)	Equity Compensation (1)

Sherwood	For Cause; Not Good Reason; Death/Disability	Accrued (but unpaid) salary/benefits (3)	—
	Without Cause; For Good Reason	$16,322 (4)	$0
	Change in Control (2)	$16,322 (4)	$2,276,000 (all outstanding equity awards vest upon termination)

Kalin (5)	For Cause; Not Good Reason; Death/Disability	Accrued (but unpaid) salary/benefits (3)	—
	Without Cause; For Good Reason	$500,000	$0
	Change in Control and termination Without Cause or For Good Reason (2)	$500,000	$626,000 (all outstanding equity awards vest upon termination)
	Change in Control and termination For Cause, Not Good Reason, Death or Disability (2)	$257,534	$626,000 (all outstanding equity awards vest upon termination)

Hillman	For Cause; Not Good Reason; Death/Disability	Accrued (but unpaid) salary/benefits	—
	Without Cause	Accrued (but unpaid) salary/benefits	—
	Change in Control (2)	—	$469,500 (all outstanding equity awards vest upon termination)

Chessare	For Cause; Not Good Reason; Death/Disability	Accrued (but unpaid) salary/benefits	—
	Without Cause	Accrued (but unpaid) salary/benefits	—
	Change in Control (2)	—	$0 (outstanding equity awards issued in 2008 vest upon termination)

(A)	All amounts are based on salary rates set forth in the employment agreements and do not give effect to salary reductions enacted in 2009 that continue to date as described in this proxy statement.

(1)
The values ascribed to equity compensation awards and listed in the table above as well as in the paragraphs below relating to payments to NEOs upon different termination events are the actual value to the executive if such had been paid on the last business day of 2010, which is different than the theoretical value at grant for equity awards. Stock options only have value to an executive if the stock price of our common stock increases after the date the stock options are granted, and such value is measured by the increase in the stock price (which is the value shown in the table above). This is different from the values listed in the compensation tables above which represent the grant date fair value, computed in accordance with FASB ASC 718.

(2)
As described elsewhere in this proxy statement, pursuant to the terms of the 2005 Plan, the equity compensation of any employee (including NEOs) terminated within 24 months of a change in control will vest immediately upon his/her termination and in the case of Messrs. Sherwood, Kalin and Hillman, such is also true for equity compensation awarded under the 2010 Plan. In the case of Messrs. Sherwood, Kalin and Hillman, amounts (other than those listed for equity compensation as described above) are payable only upon if a NEO is terminated in connection with a change in control. Messrs. Sherwood and Hillman own RSUs and restricted stock, respectively, which have value as reflected above based on a per share closing stock price on NASDAQ of $9.13 on December 31, 2010 (the last business day of 2010).

(3)
Such includes in the case of Mr. Sherwood and Mr. Kalin only, any annual discretionary bonus earned for any completed calendar year of employment but not yet paid at the time of termination except with respect to a termination due to a cause event.

(4)	Includes the cost associated with 12 months of COBRA coverage.

(5)
The above table reflects payments that would have been paid assuming a termination occurred on December 31, 2010. The above table does not reflect the payments actually made to Mr. Kalin in connection with his termination for good reason on May 27, 2011, which is described elsewhere in this proxy statement.

Payments upon Change in Control
Change in Control — Mr. Sherwood
If, in connection with a change in control (as defined in the 2005 Plan), Mr. Sherwood had been terminated without Cause or for good reason on December 31, 2010, we would have paid $16,322 to cover 12 months of COBRA. In addition, if, in connection with a change in control (as defined in the 2005 Plan), Mr. Sherwood had been terminated for any reason on December 31, 2010, any unvested portion of the equity compensation awarded to Mr. Sherwood prior thereto (i.e., stock options to purchase 501,250 shares in the aggregate at varying exercise prices and 100,000 RSUs) would have vested immediately upon the effective date of termination.
Change in Control — Mr. Kalin
If, in connection with a change in control (as defined in the 2005 Plan), Mr. Kalin had been terminated on December 31, 2010, Mr. Kalin would have received $257,534 (his base salary for the remainder of the stated term of his employment agreement), or $500,000 (his base salary for one year) if such termination would have been without Cause or for good reason, in each case payable in accordance with our normal payroll practices, and any unvested portion of the equity compensation awarded to Mr. Kalin prior thereto (i.e., stock options to purchase 200,959 shares in the aggregate at varying exercise prices) would have vested immediately upon the effective date of termination.
Change in Control — All NEOs
If a change in control occurred and any of Messrs. Sherwood, Kalin, Hillman and Chessare was terminated in connection therewith within a twenty-four month period, each individual’s outstanding unvested options, restricted stock and RSUs granted under the 2005 Plan (or the 1999 Plan if such grants were made in or after March 2008 in accordance with certain terms of the 2005 Plan) would immediately vest. This is also the case for Messrs. Sherwood, Kalin and Hillman with respect to their outstanding unvested options, restricted stock and/or RSUs (only Mr. Sherwood has RSUs and only Mr. Hillman has restricted stock) granted under the 2010 Plan. Assuming such change in control and termination occurred on December 31, 2010 (the last business day of the year), the value of the equity compensation payable to each of Messrs. Sherwood, Kalin, Hillman and Chessare would be: $2,276,000, $626,000, $469,500 and $0, respectively. All such values are based on a per share closing stock price on NASDAQ for the common stock of $9.13 on December 31, 2010 (the last business day of 2010).

Payments upon Disability or Death
As part of our employment agreements with our NEOs, the following terms are in effect in the event of such officer’s disability or death. In the event of death or disability, the NEOs would be entitled to the following payments:
•
Messrs. Sherwood, Kalin, Hillman and Chessare. In the event of their death or disability, each of Messrs. Sherwood, Kalin, Hillman and Chessare (or their estates in the case of death) are entitled to any accrued and unpaid salary and any then entitlement under employee benefit plans and stock options, subject to reduction for any disability payments made under our policies.

Payments upon Termination Without Cause or For Good Reason
If any NEO were terminated without cause or terminated for good reason on December 31, 2010, as applicable on December 31, 2010, the following amounts would be payable by us:
•
Mr. Sherwood: $16,322 associated with 12 months of COBRA coverage. Mr. Sherwood would be entitled to receive Company payment of his premiums for continued coverage under COBRA for 12 months after his termination.

•
Mr. Kalin: $500,000 (his base salary for one year) payable in accordance with our normal payroll practices. Assuming a termination without cause occurred on December 31, 2010 (the last business day of the year), the value of the equity compensation payable to Mr. Kalin would be $626,000.

DIRECTOR COMPENSATION
The following table sets forth the compensation for our directors who served during the year ended December 31, 2010.

Change in
Pension
	Fees			Non-Equity	Value and
	Earned or			Incentive	Nonqualified
	Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Current directors:
Bestick	$—	$—	$—	$—	$—	$—	$—
Bronstein (1)	$—	$—	$—	$—	$—	$—	$—
Gimbel (1)	$—	$—	$—	$—	$—	$—	$—
Honour (1)	$—	$—	$—	$—	$—	$—	$—
Ming	$79,000	$35,000	$—	$—	$—	$—	$114,000
Nold (1)	$—	$—	$—	$—	$—	$—	$—
Nunez	$59,000	$35,000	$—	$—	$—	$—	$94,000
Page (1)	$—	$—	$—	$—	$—	$—	$—
Stone (1)	$—	$—	$—	$—	$—	$—	$—
Wuensch	$57,000	$35,000	$—	$—	$—	$—	$92,000
Former director:
Pattiz (2)	$—	$—	$—	$—	$—	$—	$—

(1)
As reflected above, as employees of Gores Radio Holdings, LLC (or its affiliate Glendon Partners), Messrs. Bronstein, Gimbel, Honour, Nold, Page and Stone did not in 2010 and presently do not receive cash or equity compensation for their services as directors.

(2)
When he was an employee of the Company, Mr. Pattiz did not receive compensation in addition to that specified in his employment agreement for his services as a director. Mr. Pattiz resigned from the Board on August 31, 2010.

The table below sets forth information regarding the amount of outstanding stock options granted to the listed directors and held as of December 31, 2010. With the exception of Mr. Pattiz, no director holds vested, unexercised stock options.

Name	Stock Awards	Stock Options
Pattiz	—	113,425	(1)

(1)
Included in such amount is a stock option to purchase 113,000 shares of our common stock at an exercise price of $6.00/share issued on February 12, 2010 that vests in equal installments over three years and was granted under the 2010 Plan. Mr. Pattiz also holds a stock option to purchase 425 shares of our common stock at an exercise price of $326.00/share issued on January 8, 2008 that vests in equal installments over three years and was granted under the 2005 Plan. The share number and exercise price of the 2008 stock option give effect to a 200 for 1 reverse stock split that occurred on August 3, 2009.

General. The Committee reviews and evaluates compensation for our non-employee directors on an annual basis and the Board prior to making a recommendation to the Board. The Board then considers the recommendation of the Committee and generally approves such recommendation at the Board meeting held directly after our annual meeting of stockholders.
Fees. In 2010, we moved to a retainer fee structure to compensate our directors. Effective January 1, 2010, directors were compensated: (x) $35,000 a year for their services as directors in addition to (y) $1,500 per in-person Board or committee meeting attended and (z) $1,000 per telephonic Board or committee meeting attended. Audit Committee members received a $10,000 annual retainer and the Chair of the Audit Committee received an additional $15,000 for services rendered. Compensation Committee members received a $5,000 annual retainer and the Chair of the Compensation Committee received an additional $10,000 for services rendered.
Equity Compensation:
Annual Grant. Effective January 1, 2010, for each year of service, directors who are not officers of the Company receive annual awards of RSUs valued in an amount of $35,000, which we believe will customarily be awarded on the date of our annual meeting of stockholders. In 2010, each of the independent directors (Messrs, Ming, Nunez and Wuensch) received 5,000 RSUs (based on a closing share price of $7.00/share on July 30, 2010, the date of our 2010 annual meeting of stockholders when such RSUs were awarded). The terms of the awards are governed by the terms of the 2010 Plan and vest as described below.
Dividends; Vesting. Recipients of RSUs are entitled to receive dividend equivalents on the RSUs (subject to vesting) when and if we pay a cash dividend on our common stock. RSUs awarded to outside directors will vest over a two-year period in equal one-half increments on the first and second anniversary of the date of the grant, subject to the director’s continued service with us. Directors’ RSUs will vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2010 Plan. As described above, each RSU counts as three shares under the terms of the 2010 Plan.
Waivers of Compensation
During the time in 2010 when he served as a director, Mr. Pattiz did not receive any additional remuneration for serving as a director. Directors who are/were employed by Gores and/or its affiliates (e.g., Glendon Partners), more specifically Messrs. Bronstein, Gimbel, Honour, Nold, Page and Stone, similarly did not receive cash compensation.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of four directors, two are independent outside directors, Messrs. Ming and Nunez and two are Gores’ designees, Messrs. Nold and Stone. In 2010, until his resignation on August 31, 2010, our founder and Chairman, Mr. Pattiz, also served on the Compensation Committee. With the exception of Mr. Pattiz, who until his resignation served as Chairman of the Board, and of Mr. Stone, who was elected Chairman of the Board once Mr. Pattiz resigned, none of the members of the Committee served as an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2010. There were no material transactions between the Company and any of the members of the Committee during the fiscal year ended December 31, 2010, except that we and Mr. Pattiz negotiated and then entered into on August 27, 2010, a consulting agreement for the services of Mr. Pattiz. None of our executive officers serves as a member of the Board or the Committee, or committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Committee.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
At the annual meeting, holders of common stock will elect three Class III directors. Each Class III director will serve for a three-year term, until his successor is elected and qualified. The Board has nominated H. Melvin Ming, Emanuel Nunez and Joseph P. Page, to serve three-year terms ending in 2014. All nominees currently serve as Class III directors of the Company. Unless otherwise indicated on any proxy submitted in writing, by telephone, or via the Internet, the persons named as proxies on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board.
The election of Messrs. Ming, Nunez and Page will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF H. MELVIN MING, EMANUEL NUNEZ AND JOSEPH P. PAGE AS CLASS III DIRECTORS.
Representation of Independent Registered Public Accounting Firm at Annual Meeting
A representative of PwC will be present via telephone at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
OTHER MATTERS
The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. In addition, the Company has not received notice from any stockholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.
SOLICITATION
The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of common stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities.
STOCKHOLDER PROPOSALS FOR 2012
Any stockholder proposal intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2012 must be received by the Company by February 13, 2012 to be eligible for inclusion in such proxy material. Proposals should be addressed to Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Corporate Secretary. Proposals must comply with the proxy rules of the SEC relating to stockholder proposals in order to be included in the proxy materials. Additionally, the Company’s proxy holders for the Company’s 2012 Annual Meeting of Stockholders will have discretionary authority to vote on any stockholder proposal that is presented at such annual meeting but that is not included in the Company’s proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before February 13, 2012.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
In addition to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 included with this proxy statement, we urge you to read the quarterly and current reports and other information we file with the SEC, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements, reports or other information concerning us filed with the SEC, without charge, by written or telephonic request directed to us at Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, (212) 641-2000, or from the SEC through the SEC’s website at www.sec.gov.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated June 16, 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.
By Order of the Board of Directors

David Hillman
Secretary
New York, New York
June 16, 2011

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on August 1, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/WON • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Election of Class III Directors — The Board of Directors recommends a vote FOR all nominees in Proposal 1.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+
	01 - H. Melvin Ming	☐	☐	02 - Emanuel Nunez	☐	☐	03 - Joseph P. Page	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /
01CH9C

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Westwood One, Inc.

Proxy for Annual Meeting of Stockholders for Holders of Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTWOOD ONE, INC.
The undersigned stockholder of Westwood One, Inc., a Delaware corporation (the “Company”), hereby appoints Roderick M. Sherwood, III, David Hillman and Melissa Garza as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on August 2, 2011 at 8:00 a.m., Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side.
The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.